Exhibit 10.5

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING	PAGE OF PAGES 1 | 48

2. CONTRACT (*Proc. Inst. Ident.*) **NO.** HHSM-500-2009-00005C

3. EFFECTIVE DATE See Block 20C

4. REQUISITION/PURCHASE REQUEST/PROJECT NO.

5. ISSUED BY CODE DMSC

CMS,OAGM,MCG,DMSC
7500 SECURITY BLVD., MS: C2-21-15
BALTIMORE MD 21244-1850

6. ADMINISTERED BY (*If other than Item 5*) CODE AGG/RE

Robin Evans
Contract Specialist
410-786-7909

7. NAME AND ADDRESS OF CONTRACTOR (*No., Street, City, Country, State and ZIP Code*)

Diversified Collection Services, Inc.
Attn: DAVID YIM
333 North Canyons Parkway
Suite 100
Livermore CA 94551-7661

CODE 081840787 FACILITY CODE

8. DELIVERY

☐ FOB ORIGIN ☒ OTHER (*See below*)

9. DISCOUNT FOR PROMPT PAYMENT

10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN ITEM

11. SHIP TO/MARK FOR CODE

12. PAYMENT WILL BE MADE BY CODE

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:

☐ 10 U.S.C. 2304 (c) ( ) ☐ 41 U.S.C. 253 (c) ( )

14. ACCOUNTING AND APPROPRIATION DATA

See Schedule

15A. ITEM NO	15B. SUPPLIES/SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	Continued				
				15G. TOTAL AMOUNT OF CONTRACT	$0.00

16. TABLE OF CONTENTS

(X)	SEC.	DESCRIPTION	PAGE(S)	(X)	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES	
X	A	SOLICITATION/CONTRACT FORM	1-2	X	I	CONTRACT CLAUSES	42-47
X	B	SUPPLIES OR SERVICES AND PRICES/COSTS	5-6			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.	
X	C	DESCRIPTION/SPECS./WORK STATEMENT	7	X	J	LIST OF ATTACHMENTS	48
X	D	PACKAGING AND MARKING	8			PART IV - REPRESENTATIONS AND INSTRUCTIONS	
X	E	INSPECTION AND ACCEPTANCE	9		K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	
X	F	DELIVERIES OR PERFORMANCE	10				
X	G	CONTRACT ADMINISTRATION DATA	11-20		L	INSTRS., CONDS., AND NOTICES TO OFFERORS	
X	H	SPECIAL CONTRACT REQUIREMENTS	21-41		M	EVALUATION FACTORS FOR AWARD	

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. ☐ **CONTRACTOR'S NEGOTIATED AGREEMENT** (*Contractor is required to sign this document and return* ______ *copies to issuing office.*) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the followin documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (*Attachments are listed herein.*)

18. ☒ **AWARD** (*Contractor is not required to sign this document.*) Your offer on Solicitation Number RFP-CMS-2007-0022 including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any condition sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (*Type or print*)
Hal Leach, President

19B. NAME OF CONTRACTOR
BY [signature]
(*Signature of person authorized to sign*)

19C. DATE SIGNED 10/3/08

20A. NAME OF CONTRACTING OFFICER
LEISA S. BODWAY

20B. UNITED STATES OF AMERICA
BY Leisa S. Bodway
(*Signature of the Contracting Officer*)

20C. DATE SIGNED 10/3/08

NSN 7540-01-152-8069
PREVIOUS EDITION IS UNUSABLE

STANDARD FORM 26 (Rev. 4-85)
Prescribed by GSA
FAR (48 CFR) 53.214(a)

DUPLICATE ORIGINAL

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSM-500-2009-00005C	PAGE 2 OF 48

NAME OF OFFEROR OR CONTRACTOR
Diversified Collection Services, Inc.

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Tax ID Number: 94-2370483 DUNS Number: 081840787 The purpose of the Recovery Audit Contract (RAC)for Region A is to reduce Medicare improper payments through the efficient detection and collection of overpayments, the identification of underpayments and the implementation of actions that will prevent future improper payments. This includes the identification and recovery of Non-MSP overpayments. Period of Performance: 10/03/2008 to 10/02/2009				

NSN 7540-01-152-8067

OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

TABLE OF CONTENTS

PART I - THE SCHEDULE

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

B.1 DESCRIPTION OF SERVICES	6
B.2 TYPE OF CONTRACT	6
B.3 CONTINGENCY FEE	6

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C.1 STATEMENT OF WORK	8

SECTION D - PACKAGING AND MARKING

D.1 PACKAGING AND MARKING	9

SECTION E - INSPECTION AND ACCEPTANCE

E.1 FAR 52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)	10
E.2 INSPECTION AND ACCEPTANCE (SERVICES)	10
E.3 ACCEPTANCE BY THE PROJECT OFFICER	10

SECTION F - DELIVERIES OR PERFORMANCE

F.1 FAR 52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)	11
F.2 PERIOD OF PERFORMANCE	11
F.3 ITEMS TO BE FURNISHED AND DELIVERY SCHEDULE	11

SECTION G - CONTRACT ADMINISTRATION DATA

G.1 INVOICING AND PAYMENT	12
G.2 PROJECT DIRECTOR/PROJECT MANAGER	13
G.3 HHSAR 352.270-5 KEY PERSONNEL	14
G.4 GOVERNMENT REPRESENTATIVES	14
G.5 GOVERNMENT PROJECT OFFICER (PO)	15
G.6 TECHNICAL DIRECTION	16
G.7 CONTRACTING OFFICER RESPONSIBILITY	17
G.8 USE OF GOVERNEMNT – DATA (REPORTS/FILES/COMPUTER TAPES OR DISKETTES)	17
G.9 DATA TO BE DELIVERED	18
G.10 DISSEMINATION, PUBLICATION AND DISTRIBUTION OF INFORMATION	18
G.11 PROPERTY ADMINISTRATION	19
G.12 SERVICE OF CONSULTANTS/ SUBCONTRACTORS	20
G.13 RESERVED	20

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

G.14 SUBCONTRACT CONSENT	20
G.15 SUBCONTRACTING REPORTING	21
G.16 SUBCONTRACTING PROGRAM FOR SMALL AND DISADVANTAGED BUSINESSES	21
G.17 PAST PERFORMANCE REGISTRATION

SECTION H - SPECIAL CONTRACT REQUIREMENTS

H.1 CODE OF CONDUCT	22
H.2 CONFIDENTIALITY OF INFORMATION	22
H.3 CORRESPONDENCE PROCEDURES	23
H.4 HHSAR 352.270-7 PAPERWORK REDUCTION ACT (JAN 2001)	24
H.5 CONDITIONS FOR PERFORMANCE	24
H.6 RESERVED	24
H.7 RESERVED	24
H.8 CONFLICTS OF INTEREST	24
H.9 INFORMATION TECHNOLOGY INVESTMENT REQUEST	31
H.10 MONITORING	31
H.11 EMPLOYMENT OF CMS PERSONNEL RESTRICTED	31
H.12 POST-AWARD EVALUATION OF CONTRACTOR PERFORMANCE	31
H.13 HIPPA BUISINESS ASSOCIATE PROVISION II	32
H.14 ADP SYSTEM SECURITY REQUIREMENTS	36
H.15 HHSAR 352.270-19 ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY (JAN 2006)	36
H.16 APPROVAL OF INFORMATION TECHNOLOGY INVESTMENT REQUEST	36
H.17 SECURITY CLAUSE	37
H.18 HHSAR 352.270-11 PRIVACY ACT	41
H.19 SYSTEMS OF RECORDS	42
H.20 WAGE DETERMINATION	42

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

I.1 FAR 52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)	43
I.2 HHSAR 352-252-20 DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATIONS (HHSAR) http://knownet.hhs.gov/acquisition/hhsar/default.htm	45
I.3 FAR 52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)	45
I.4 FAR 52.222-39 NOTIFICATION OF EMPLOYEE RIGHTS CONCERNING PAYMENT OF UNION DUES OR FEES (DEC 2004)	45
I.5 FAR 52.222-42 STATEMENT OF EQUIVALENT RATES FOR FEDERAL HIRES (MAY 1989)
I.6 FAR 52.222-49 SERVICE CONTRACT ACT - PLACE OF PERFORMANCE UNKNOWN (MAY 1989)

PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS

SECTION J - LIST OF ATTACHMENTS

J.1 STATEMENT OF WORK	1
J.2 RESERVED FOR THE INCORPORATION OF WAGE DETERMINATIONS
J.3 SMALL BUSINESS SUBCONTRACTING PLAN
J.4 ORGANIZATIONAL CONFLICT OF INTEREST CERTIFICATE

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

SECTION B – SUPPLIES OR SERVICES AND PRICES/COSTS

B.1	DESCRIPTION OF SERVICES

The purpose of the Recovery Audit Contract (RAC) program is to reduce Medicare improper payments through the efficient detection and collection of overpayments, the identification of underpayments and the implementation of actions that will prevent future improper payments. The identification of underpayments and overpayments and the recoupment of overpayments will occur for claims paid under the Medicare program for services which payment is made under part A or B of title XVIII of the Social Security Act. This contract includes the identification and recovery of Non-MSP overpayments. At CMS discretion it may include the identification and referral of MSP occurrences identified through complex medical review. This contract does not include the identification and/or recovery of MSP occurrences in any other format.

B.2	TYPE OF CONTRACT

Per the requirements of Section 302 of the Tax Relief and Health Care Act of 2006, this contract is a contingency fee type contract.

B.3	CONTINGENCY FEE

a.	All payments shall be paid only on a contingency fee basis. The contingency fees shall be paid once the recovery audit contractor collects the Medicare overpayment. The recovery audit contractor shall not receive any payments for the identification of the underpayments or overpayments. If, during the period of performance of this contract, the RAC determination is overturned at any level of appeal the recovery audit contractor shall repay Medicare the contingency payment for that recovery.

b.	The following payment methodology scale shall be used to determine payment:

1.	(12.45%)- When non-MSP recovery is made through RACs efforts (check sent in by provider in response to demand letters, phone calls…);

(i)	75% (9.33%) of the contingency fee specified in number 1 above when non-MSP recovery is made through the offset process by the Medicare fiscal intermediary shared system (FISS);

(ii)	50% (6.23%) of the contingency fee specified in number 1 above when non-MSP recovery is made through the offset process by the Multi-Carrier System (MCS) or VIPS Medicare System (VMS);

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

(iii)	50% (6.23%) of the contingency fee specified in number 1 above when non-MSP recovery is made after the debt is referred to the Department of Treasury;

(iv)	50% (6.23%) of the contingency fee specified in number 1 when a self-disclosure is made by a provider in result of a prior RAC identified request for medical requests or demand letter/ Self disclosed service and time period must be included in the RAC’s project plan;

(v)	100% (12.45%) of the contingency fee specified in number 1 when a non-MSP underpayment is identified as a result of automated or complex review. Payment occurs after the Fiscal Intermediary or Carrier validates the underpayment and determines the actual amount;

(vi)	0% when no recovery is made for a non-MSP overpayment.

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

SECTION C – DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

C.1	STATEMENT OF WORK

Independently and as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work (SOW) as identified in SECTION J, ATTACHMENT J-1, entitled “Recovery Audit Contractor Program” Statement of Work, attached hereto and made a part of this solicitation.

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

SECTION D – PACKAGING AND MARKING

D.1	PACKAGING AND MARKING

Deliverables shall be marked in accordance with the contract Section H.3, Correspondence Procedures, and SECTION J, ATTACHMENT J-1, entitled “Recovery Audit Contractor Program” Statement of Work, including the Deliverables Schedule.

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

SECTION E – INSPECTION AND ACCEPTANCE

E.1	52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: www.arnet.gov/far

52.246-4        INSPECTION OF SERVICES – FIXED-PRICE (AUG 1996)

E.2	INSPECTION AND ACCEPTANCE (SERVICES)

a.	All work under this contract is subject to inspection and final acceptance by the Contracting Officer or the duly authorized representative of the Government.

b.	The Government’s Project Officer is a duly authorized representative of the Government and is responsible for inspection and acceptance of all items to be delivered under this contract.

c.	Inspection and acceptance of the Contractor’s performance shall be in accordance with the applicable FAR Clauses in Section E.1 above.

E.3	ACCEPTANCE BY THE PROJECT OFFICER

All items to be delivered to the PO who will be deemed to have been accepted 60 calendar days after the date of delivery, except as otherwise specified in this contract if written approval or disapproval has not been given within such period. The PO’s acceptance or revision to the items submitted shall be within the general scope of the work stated in this contract.

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

SECTION F – DELIVERIES OR PERFORMANCE

F.1	52.252-2 CONTRACT CLAUSES INCORPORATED BY REFERENCE (FEB 1989)

This contract incorporates one or more clauses by reference with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov

52.242-15          STOP-WORK ORDER (AUG 1989)

52.242-17          GOVERNMENT DELAY OF WORK (APR 1984)

52.247-34          F.O.B. DESTINATION (NOV 1991)

F.2	PERIOD OF PERFORMANCE

The Period of Performance (PoP) of this contract is October 6, 2008 through October 5, 2009, plus four (4) one (1) year options to be exercised at the discretion of the Government. If the Government exercises options, the Period of Performance will be increased accordingly.

F.3	ITEMS TO BE FURNISHED AND DELIVERY SCHEDULE

The Contractor shall furnish the items required under this contract in accordance with the reporting instructions and delivery schedule set forth in the Section J.1, Recovery Audit Contractor Program SOW including Deliverable Schedule.

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

SECTION G – CONTRACT ADMINISTRATION DATA

G.1	INVOICING AND PAYMENT

a.	Once each month following the effective date of the contract the Contractor may submit to the Government an invoice (or public voucher) for payment, in accordance with FAR 52.232-1 “Payments.”

b.	To expedite payment, invoices must be submitted as follows:

1.	Original and four (4) copies must be submitted to the address below:

Department of Health and Human Services

Centers for Medicare & Medicaid Services

OFM/ Division of Accounting Operations

P.O. BOX 7520

Baltimore, Maryland 21207-0520

2.	If overnight delivery is desired:

Department of Health and Human Services

Centers for Medicare & Medicaid Services

OFM/Division of Accounting Operations

7500 Security Boulevard, M/S C3-11-03

Baltimore, Maryland 21244-1850

c.	Content of Invoice:

1.	Contractor’s name;

2.	Invoice date;

3.	Period of Performance

4.	Contract number or other authorization for delivery of property and/or services;

5.	Description, cost or price, and quantity of property and/or services actually delivered or rendered; Shipping and payment terms;

6.	Other substantiating documentation or information as required by the contract; Period of performance or delivery date of goods or services provided; and

7.	Name (where practicable), title, phone number, and complete mailing address of responsible official to whom payment is to be sent.

d.	Method of Payment

In accordance with FAR 52.232-33, the Centers for Medicare and Medicaid Services (CMS) shall only make an electronic funds transfer/payment through the Automated Clearing House (ACH), subject to the rules of the National Automated Clearing House Association. The rules governing Federal payments through the ACH are contained in 31 CFR part 210.

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

In accordance with FAR 52.204-7, the contractor must register in the Central Contractor Registration (CCR) database. Failure to register in CCR may prohibit CMS from making awards to your organization. The contractor shall notify CMS’ Division of Accounting Operations of all EFT and address changes in CCR via the following email address: CCRChanges@cms.hhs.gov

Reimbursement for invoices/vouchers submitted under this contract shall be made not later than thirty (30) days after receipt of the original invoice and requested copies from the contractor at the paying office designated above. The documents furnishing the information must be dated and contain the signature, title, and telephone number of the Contractor’s official authorized to provide it, as well as the Contractor’s name and contract number.

Payment will be authorized after the Division of Financial Operations has audited the invoice in accordance with Federal regulations. This audit includes certification of the invoice by the Project Officer and verification that the invoice amount is consistent with the payment schedule set forth under Section B, Price and Payment. Any discrepancies determined as a result of the audit could delay the processing of the invoice and may result in the invoice being returned to the contractor for corrections. Inquiries relating to payments should be directed to the Chief, Payment Management Branch, Administrative Payments Unit or to the following contacts Jean Katzen on (410) 786-5423 or Suzanne Turgeon on (410) 786-1924.

Any changes shall be furnished to CMS, Division of Accounting, Chief, Accounting Operations Branch, 7500 Security Boulevard, Baltimore, Maryland 21244. It is the Contractor’s responsibility to furnish the changes promptly to avoid payment to erroneous addresses or bank accounts, or delays in payments otherwise properly due.

e.	Interest on Overdue Payment

The Prompt Payment Act, Public Law 97-177 (96 Stat.85, 31 U.S.C. 1801) is applicable to payments under this contract and requires the payment of interest on payments made more than 30 days after receipt of an invoice by the Division of Accounting Operations. Determinations of interest due will be made in accordance with the provisions of the Prompt Payment Act and Office of Management and Budget Circular A-125.

G.2	PROJECT DIRECTOR/PROJECT MANAGER

Catherine Till will serve as the Diversified Collection Services, Inc. Project Director/Project Manager. It will be his responsibility to obtain the staff necessary and to direct the work for the conduct of this project. The Government reserves the right to approve any necessary successor to be designated as Project Director/Project Manager.

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

G.3	HHSAR 352.270-5 KEY PERSONNEL

The personnel specified in this contract are considered to be essential to the work being performed hereunder. Prior to diverting any of the specified individuals to other programs, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program.

No diversion shall be made by the Contractor without the written consent of the Contracting Officer provided, that the Contracting Officer may ratify in writing such diversion and such ratification shall constitute the consent of the Contracting Officer required by the clause. The contract may be amended from time to time during the course of the contract to either add or delete personnel, as appropriate.

*	All proposed substitutions shall be submitted, in writing, to CMS at least 30 days prior to the proposed substitution. Each request shall provide a detailed explanation of the circumstance necessitating the proposed substitution, a complete résumé and any other information required by CMS. All proposed substitutions shall have qualifications equal to or greater than the person being replaced.

The following individuals are considered key personnel under this contract:

David Yim	Outreach Director and Project Principal
Catherine Till	Project Director
Peg Stessman	Complex Claims Review Director
Richard Pozen	Contractor, Medical Director
Leah G. Brown	Alternate Contractor, Medical Director
Rebekah Ocker, RN	Deputy Project Director
Dianna H. Jackson	Provider Relations and Outreach Manager
Irina Rchabanov	Senior IT Manager and Project CIO
Felix Santos	Chief Information Security Officer

G.4	GOVERNMENT REPRESENTATIVES

a.	Project Officer (PO):

Ms. Connie Leonard

OFM/FSG/Division of Demonstrations Management

Email: Connie.Leonard@cms.hhs.gov

Phone: (410) 786-0627

b.	Contracting Officer (CO):

Ms. Debra Stidham

OAGM/MCG/Division of Medicare Support Contracts

7500 Security Boulevard, M/S C2-21-15

Baltimore, MD 21244

Phone: (410)786-5129

Email: Debra.Stidham@CMS.HHS.Gov

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

c.	Contract Specialist (CS):

Ms. Robin Evans

OAGM/MCG/Division of Medicare Support Contracts

7500 Security Boulevard, M/S C2-21-15

Baltimore, MD 21244

Phone: (410)786-7909

Email: Robin.Evans@CMS.HHS.Gov

G.5	GOVERNMENT PROJECT OFFICER (PO)

The following Project Officer (PO) will represent the Government for the purpose of this contract:

Region A:	Ebony Brandon
Phone: 410-786-1585
Ebony.Brandon@CMS.HHS.Gov

Region B:	Scott Wakefield
Phone: 410-786-4301
Scott.Wakefield@cms.hhs.gov

Region C:	Marie Casey
Phone: 410-786-7861
Marie.Casey@cms.hhs.gov

Region D:	Connie Leonard
Phone: 410-786-0627
Connie.Leonard@cms.hhs.gov

In the event your respective PO is not available, please contact:

Connie Leonard

Phone: 410-786-0627

Email: Connie.Leonard@cms.hhs.gov

The Project Officer is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and compliance with all substantive project objectives; (2) interpreting the statement of work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; (5) assisting in the resolution of technical problems encountered during performance; and (6) providing technical direction in accordance with Section G-6, and, (7) reviewing of invoices/vouchers.

The Project Officer does not have authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

changes in the statement of work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

G.6	TECHNICAL DIRECTION

a.	Performance of the work under this contract shall be subject to the technical direction of the PO. The term “Technical Direction” is defined to include, without limitation, the follows:

1.	Directions to the Contractor that redirect the contract effort, shift work emphasis between work areas or tasks, require pursuit of certain lines of inquiry, fill in details or otherwise serve to accomplish the contractual statement of work.

2.	Provision of information to the Contractor that assists in the interpretation of drawings, specifications, or technical portions of the work description.

3.	Review and, where required by the contract, approval of technical reports, drawings, specifications, and technical information to be delivered by the Contractor to the Government under the contract.

b.	Technical direction must be within the general Statement of Work stated in the contract. The Project Officer does not have the authority to, and may not issue, any technical directions which:

1.	Constitutes an assignment of additional work outside the general Statement of Work of the contract.

2.	Constitutes a change as defined in FAR 52.243-1 Changes – Fixed-Price (Aug 1987) – Alternate I (Apr 1984)

3.	In any manner causes an increase or decrease in the total estimated contract cost, fixed-fee, or the time required for contract performance.

4.	Change any of the expressed terms, conditions, or specifications of the contract.

c.	All technical direction shall be issued in writing by the Project Officer or shall be confirmed by him/her in writing within 5 working days after issuance.

d.	The Contractor shall proceed promptly with the performance of technical direction duly issued by the Project Officer in the manner prescribed by this article and within his/her authority under the provisions of this article.

e.	If, in the opinion of the Contractor, any instruction or direction issued by the Project Officer is within one of the categories as defined in G.6.b(l) through (4)

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

above, the Contractor shall not proceed but shall notify the Contracting Officer in accordance with FAR 52.243-7 Notification of Changes.

G.7	CONTRACTING OFFICER RESPONSIBILITY

In accordance with HHSAR 352.202-1 Definitions, the term Contracting Officer means a person with the authority to enter into, administer, and/or terminate contracts and make related determinations and findings. The term includes certain authorized representatives of the Contracting Officer acting within the limits of their authority delegated by the Contracting Officer.

Notwithstanding any of the other provisions of this Contract, the Contracting Officer shall be the ONLY individual authorized to:

a.	enter into and commit/bind the Government by contract for supplies or services;

b.	accept nonconforming work or waive any requirement of this Contract;

c.	authorize reimbursement to the Contractor for any costs incurred during the performance of the Contract, and

d.	modify any term or condition of this Contract, i.e., make any changes in the Statement of Work; modify/extend the period of performance; change the delivery schedule.

G.8	USE OF GOVERNEMNT – DATA (REPORTS/FILES/COMPUTER TAPES OR DISKETTES)

Any data given to the Contractor by the Government shall be used only for the performance of the contract unless the Contracting Officer specifically permits another use, in writing. Should the Contracting Officer permit the Contractor the use of Government-supplied data for a purpose other than solely for performance of this contract and, if such use could result in a commercially viable product, the Contracting Officer and the Contractor must negotiate a financial benefit to the Government. This benefit should most often be in the form of a reduction in the price of the contract; however, the Contracting Officer may negotiate any other benefits he/she determines is adequate compensation for the use of these data.

Upon the request of the Contracting Officer, or the expiration date of this contract, whichever shall come first, the Contractor shall return or destroy all data given to the Contractor by the Government. However, the Contracting Officer may direct that the data be retained by the Contractor for a specific period of time, which period shall be subject to agreement by the Contractor. Whether the data are to be returned, retained, or destroyed shall be the decision of the Contracting Officer with the exception that the Contractor may refuse to retain the data. The Contractor shall retain no data, copies of data, or parts thereof, in any form, when the Contracting Officer directs that the data be

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

returned or destroyed. If the data are to be destroyed, the Contractor shall directly furnish evidence of such destruction in a form the Contracting Officer shall determine is adequate.

G.9	DATA TO BE DELIVERED

a.	Any working papers, interim reports, data given by the Government or first produced by the Contractor under the contract or collected or otherwise obtained by the Contractor under the contract, or results obtained or developed by the Contractor (subcontractor or consultants) pursuant to the fulfillment of this contract are to be delivered, documented, and formatted as directed by the Contracting Officer.

b.	In addition, information and/or data, which are held by the Contractor related to the operation of their business and/or institution and which are obtained without the use of Federal funds, shall be considered “PROPRIETARY DATA” and are not subject data to be delivered under this contract.

G.10	DISSEMINATION, PUBLICATION AND DISTRIBUTION OF INFORMATION

a.	Data and information either provided to the Contractor, or to any subcontractor or generated by activities under this contract or derived from research or studies supported by this contract, shall be used only for the purposes of the contract. It shall not be duplicated, used or disclosed for any purpose other than the fulfillment of the requirements set forth in this contract. This restriction does not limit the contractor’s right to use data or information obtained from a non-restrictive source.

Any questions concerning “privileged information” shall be referred to the Contracting Officer.

b.	Some data or information may require special consideration with regard to the timing of its disclosure so that preliminary findings which could create erroneous conclusions are not stimulated. Also, some data or information, which relate to policy matters under consideration by the Government, may also require special consideration with regard to the timing of its disclosure so that the open and vigorous debate, within the government, of possible policy options is not damaged.

c.	Any questions about use or release of the data or information or handling of material under this contract, shall be referred to the Contracting Officer who must render a written determination. The Contracting Officer’s determinations will reflect the results of internal coordination with appropriate program and legal officials.

d.

Written advance notice of at least forty-five (45) days shall be provided to the Contracting Officer of the Contractor’s desire to release findings of studies or research or data or information described above. If the Contractor disagrees with the Contracting Officer’s determination, and if this disagreement cannot be settled

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by the Contractor and the Contracting Officer in a mutually satisfactory manner, then the issue will be settled pursuant to the “Disputes” clause.

e.	Any presentation of any report, statistical or analytical material based on information obtained from this contract shall be subject to review by the Project Officer before dissemination, publication, or distribution. Presentation includes, but is not limited to, papers, articles, professional publications, speeches, testimony or interviews with public print or broadcast media. This does not apply to information that would be available under the Federal Freedom of Information Act.

f.	The Project Officer review shall cover accuracy, content, manner of presentation of the information, and also the protection of the privacy of individuals. If the review finds that the Privacy Act is or may be violated, the release/use of the presentation shall be denied until the offending material is removed or until the Contracting Officer makes a formal determination, in writing, that the privacy of individuals is not being violated.

g.	If the review shows that the accuracy, content, or manner of presentation is not correct or is inappropriate in the light of the purpose of the project, the Project Officer shall immediately inform the Contractor, in writing, of the nature of the problem. If the Contractor disagrees, the Project Officer may insist that the presentation contain, in a manner of equal importance, materials which show the government’s problem with the presentation.

h.	The Contractor agrees to acknowledge support by CMS whenever reports of projects funding, in whole or in part, by this contract are published in any medium. The Contractor shall include in any publication resulting from work under this contract, an acknowledgement substantially, as follows:

“The analyses upon which this publication is based were performed under Contract Number [            ], entitled, “[            ],” sponsored by the Centers for Medicare and Medicaid Services, Department of Health and Human Services.”

Any deviation from the above legend shall be approved, in writing, by the Contracting Officer.

G.11	PROPERTY ADMINISTRATION

1.	Pursuant to FAR Part 45 – Government Property 52.245-1, of this Contract, the Contractor is hereby authorized to purchase the following equipment for use under this contract. It is understood and agreed, that title to all such equipment shall vest in the Government:

Property Identified: NONE

2.	The Contractor is responsible for an annual physical inventory accounting for all Government property under this contract. The inventory must be conducted by

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September 30th and the form 565 Report of Accountable Personal Property submitted by October 31st of each year.

a)	The inventory report shall include all items acquired, furnished, rented or leased under the contract and shall include subcontractor inventory information as well. Employees who conduct the inventories should not be the same individuals who maintain the property records. Following the physical inventory, the Contractor shall prepare an inventory report and submit the report to the CMS Property Administrator at the following address (with courtesy copy to the CMS Contracting Officer):

Centers for Medicare & Medicaid Services

OOM, Administrative Services Group

Division of Property and Space Management

7500 Security Boulevard, MS SLL-14-06

Baltimore, Maryland 21244-1850

b)	Commercially leased software is subject to these reporting requirements.

c)	Upon contract performance completion, a comprehensive physical inventory of all Government property shall be performed and reported IAW above. The final inventory report shall indicate all items required for continued CMS contract performance (if applicable), and are of acceptable quality. Property which is no longer usable, or required for continuing CMS contract performance shall be reported as such and shall be reported, along with condition, with CMS disposition requested.

G.12	SERVICE OF CONSULTANTS/ SUBCONTRACTORS

a.	For the purposes of this contract, consultants are considered subcontractors.

b.	When requesting Contracting Officer consents to subcontract for Consultants and/or other subcontracts. The Contractor shall follow the procedures established in:

Federal Acquisition Regulation (FAR) Clauses:

52.244-2	Subcontracts (AUG 1998)
52.244-5	Competition in Subcontracting (DEC 1996)
52.244-6	Subcontracts for Commercial Items (APR 2006)

G.13	RESERVED

G.14	SUBCONTRACT CONSENT

The Contractor shall be in compliance with FAR Part 44 when entering into a subcontract arrangement for the purpose of performing this contract. The Contractor shall be required to complete and submit the Subcontract Checklist in order to obtain subcontract

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consent after award of the contract.

Consent is granted to the following subcontracts: None at this time

G.15	SUBCONTRACTING REPORTING

The Contractor shall report all subcontract awards to small, small disadvantaged, women-owned, HUBZones, veteran-owned and service-disabled veteran-owned small business concerns. The reports shall be prepared using the electronic Subcontracting Reporting System (eSRS) via the internet at http://www.esrs.gov. The Individual Subcontracting Report (ISR), SF 294, shall be submitted semi-annually for the periods of October 1 through March 31 and April 1 through September 30. Due dates are Apr 30 and Oct 31. The Summary Subcontracting Report (SSR), SF 295, shall be submitted annually for the period of October 1 through September 30; Due date Oct 31.

Calendar Period	Report due	Date due in eSRS
10/01—03/31	SF 294	04/30
04/01—09/30	SF 294	10/31
10/01—09/30	SF 295	10/31

G.16	SUBCONTRACTING PROGRAM FOR SMALL AND DISADVANTAGED BUSINESSES

The subcontracting plan submitted for work under this contract with small, disadvantaged, woman-owned, HUBZone, and veteran owned small business concerns, shall be approved by the Contracting Officer and incorporated as Attachment J.4 of this contract and made a part hereof. Contractors should strive to achieve the following Dept. of Health and Human Services minimum small business utilization goals when developing its small business subcontracting plan:

Small Business	40%
Small Disadvantaged Business	5%
Women-Owned Small Business	5%
HubZone	3%
Service Disabled Veteran Owned Small Business	3%
Veteran owned Small Business	3%

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SECTION H – SPECIAL CONTRACT REQUIREMENTS

H.1	CODE OF CONDUCT

a.	SMOKING - Smoking is not permitted anywhere on the CMS single site campus. This includes all areas outside the building, such as off-site facility, entranceways, sidewalks and parking areas. Smoking will not be permitted anywhere in Regional Offices or Washington, D.C. Office locations unless permitted by GSA guidelines or local landlord requirements. Contractor employees are subject to the same restrictions as government personnel. Fines up to $50 per occurrence will be issued and enforced by the Federal Protective Service.

HHSAR 352.270-13 Tobacco-Free Facilities (January 2006)

In accordance with Department of Health and Human Services (HHS) policy, the Contractor and its staff are prohibited from using tobacco products of any kind (e.g., cigarettes, cigars, pipes, and smokeless tobacco) while on any HHS property, including use in personal or company vehicles operated by Contractor employees while on an HHS property. This policy also applies to all subcontracts awarded under the contract or order. The term “HHS properties” includes all properties owned, controlled and/or leased by HHS when totally occupied by HHS, including all indoor and outdoor areas of such properties. Where HHS only partially occupies such properties, it includes all HHS-occupied interior space. Where HHS leases space in a multi-occupant building or complex, the tobacco-free HHS policy will apply to the maximum area permitted by law and compliance with the provisions of any current lease agreements. The Contractor shall ensure that each of its employees, and any subcontractor staff, is made aware of, understand, and comply with this policy.

b.	DRESS - The preferred dress code at CMS facilities is professional attire, business attire or business casual attire.

H.2	HHSAR 352.224-70 CONFIDENTIALITY OF INFORMATION (JAN 2006)

a.	Confidential information, as used in this clause, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.

b.	The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the Government will furnish to the Contractor or that the Contractor is expected to generate which is confidential. Similarly, the Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the “Disputes” clause.

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c.	If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

d.	Confidential information, as defined in paragraph (a) of this clause, shall not be disclosed without the prior written consent of the individual, institution, or organization.

e.	Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this clause, the Contractor should obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.

f.	Contracting Officer determinations will reflect the result of internal coordination with appropriate program and legal officials.

g.	The provisions of paragraph (d) of this clause shall not apply to conflicting or overlapping provisions in other Federal, State, or local laws.

H.3	CORRESPONDENCE PROCEDURES

To promote timely and effective administration, correspondence (except for invoices), submitted under this contact shall be subject to the following procedures:

a.	Technical Correspondence - Technical correspondence (as used herein, this term excludes technical correspondence which proposes or otherwise involves waivers, deviations or modifications to the requirements, terms or conditions of this contract) shall be addressed to the PO with an informational copy of the basic correspondence to the Contracting Officer.

b.	Other Correspondence - All other correspondence shall be addressed to the Contracting Officer, in duplicate, with an informational copy of the basic correspondence to the PO.

c.	Subject Lines - All correspondence shall contain a subject line, commencing with the contract number as illustrated below:

EXAMPLE:	Contract No. HHSM 500-2008-XXXX Request for Subcontract Consent

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H.4	HHSAR 352.270-7 PAPERWORK REDUCTION ACT (JAN 2006)

a.	This contract involves a requirement to collect or record information calling either for answers to identical questions from 10 or more persons other than Federal employees, or information from Federal employees which is outside the scope of their employment, for use by the Federal government or disclosure to third parties; therefore, the Paperwork Reduction Act of 1995 (Pub. L. 104–13) (New Window) shall apply to this contract. No plan, questionnaire, interview guide or other similar device for collecting information (whether repetitive or singletime) may be used without first obtaining clearance from the Office of Management and Budget (OMB). Contractors and Project Officers should be guided by the provisions of 5 CFR Part 1320 (New Window), Controlling Paperwork Burdens on the Public, and seek the advice of the HHS operating division or Office of the Secretary Reports Clearance Officer to determine the procedures for acquiring OMB clearance.

b.	The Contractor shall not expend any funds or begin any data collection until OMB Clearance is received. Once OMB Clearance is received from the Project Officer, the Contracting Officer shall provide the Contractor with written notification authorizing the expenditure of funds and the collection of data. The Contractor must allow at least 120 days for OMB clearance. Excessive delays caused by the Government which arise out of causes beyond the control and without the fault or negligence of the Contractor will be considered in accordance with the Excusable Delays or Default clause of this contract.

H.5	CONDITIONS FOR PERFORMANCE

In addition to the requirements identified in Attachment J.1, Statement of Work, the Contractor may be required to comply with the requirements of any revision in legislation or regulations which may be enacted or implemented during the period of performance of the contract. The revised legislation or regulations are incorporated into the contract without contract modification. If a revision to legislation or regulation would result a cost impact to the contract, the Contractor shall not proceed with the change but, notify the Contracting Officer in writing in accordance with FAR 52.243-7, Notification of Changes. New legislation or regulations, however, shall not be incorporated into the SOW without contract modification.

H.6	RESERVED

H.7	RESERVED

H.8	CONFLICT OF INTEREST

a.

General: It is essential that the Contractor and the services provided to Medicare beneficiaries under this contract be free, to the greatest extent possible, of all conflicts of interest. Except as provided below, the Contracting Officer shall not enter into a contract with an offeror or maintain a contract with a Contractor that

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the Contracting Officer determines has, or has the potential for, an unresolved organizational conflict of interest.

b.	Disclosure: Contractors must disclose all actual, apparent and potential conflicts of interest to the Contracting Officer during the term of the contract in accordance with paragraph H.8.d. below. The Contractor shall have programs in place to identify, evaluate and mitigate all actual, apparent and potential conflicts of interest that preclude, or would appear to preclude, the Contractor from rendering impartial assistance or advise on work performed for this contract. The Contractor’s Organizational Conflict of Interest Certificate, that includes the Contractor’s plan to mitigate all actual, apparent and potential conflicts of interest (d.1.(c)) identified during the term of the contract and certification that all work to be performed under this contract is free of unresolved conflicts of interest, is incorporated at Attachment J.4.

c.	Conflict of interest identification:

1.	Definitions: As used in this subpart, the following definitions apply:

(a)	Financial relationship means—

(1)	A direct or indirect ownership or investment interest (including an option or nonvested interest) in any entity that exists through equity, debt, or other means and includes any indirect ownership or investment interest no matter how many levels removed from a direct interest; or

(2)	A compensation arrangement with an entity.

(b)	Organizational conflict of interest — has the meaning given at FAR 9.501, as follows:

•

Organizational conflict of interest” means that because of other activities or relationships with other persons, a person is unable or potentially unable to render impartial assistance or advice to the Government, or the person’s objectivity in performing the contract work is or might be otherwise impaired, or a person has an unfair competitive advantage.

2.	Identification of conflict:

(a)	The Contracting Officer determines that an offeror or Contractor has an organizational conflict of interest, or the potential for the conflict exists, if-

(1)	The offeror or Contractor is an entity described in paragraph H.8.c.2. (c) of this section; or

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(2)	The offeror or Contractor has a present, or known future, direct or indirect financial relationship with an entity described in paragraph H.8.c.2.(c) of this section.

(b)	A financial relationship may exist either—

(1)	Through an Offeror’s or Contractor’s parent companies, subsidiaries, affiliates, subcontractors, or current clients; or

(2)	From the activities and relationships of the officers, directors (including medical directors), or managers of the offeror or Contractor and may be either direct or indirect. An Officer, director, or manager has an indirect financial relationship if an ownership or investment interest is held in the name of another but provides benefits to the Officer, director, or manager.

Examples of indirect financial relationships are, but are not limited to, holdings in the name of a spouse or dependent child of the Officer, director, or manager and holdings of other relatives who reside with the Officer, director, or manager.

(c)	For the purpose of identifying entities with conflicts of interest above, the entity is one that-

(1)	Prepared work or is under contract to prepare work that would be reviewed under this contract;

(2)	Is affiliated, as that term is explained in FAR 19.101, with a provider or supplier to be reviewed/evaluated under the contract.

(d)	The Contracting Officer may determine that an offeror or Contractor has an organizational conflict of interest, or the potential for a conflict exists, based on the following:

(1)	Apparent organizational conflicts of interest. An apparent organizational conflict of interest exists if a prudent business person has cause to believe that the offeror or Contractor would have a conflict of interest in performing the requirements of a contract under this subpart. No inappropriate action by the offeror or Contractor is necessary for an apparent organizational conflict of interest to exist.

(2)	Other contracts and grants with the Federal Government.

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3.	Exception. The Contracting Officer may contract with an offeror or Contractor that has an unresolved conflict of interest if the Contracting Officer determines that it is in the best interest of the Government to do so.

4.	Offeror’s or Contractor’s responsibility with regard to subcontractors. An offeror or Contractor is responsible for determining whether an organizational conflict of interest exists in any of its proposed or actual subcontractors at any tier and is responsible for ensuring that the subcontractors have mitigated any conflict of interest or potential conflict of interest.

A Contractor shall maintain documentation necessary to support its determination that its subcontractors have mitigated any conflict or potential conflict. A Contractor may require its subcontractors to follow the procedures for identifying, evaluating and disclosing conflicts of interest and potential conflicts of interest as contained herein.

5.	Post-award conflicts of interest.

a.	In addition to the conflicts identified in paragraph H.8.c.2.(c) of this section, the Contracting Officer considers that a conflict of interest has occurred if during the term of the contract—

(1)	The Contractor receives any fee, compensation, gift, payment of expenses, or any other thing of value from any entity that is reviewed, evaluated, investigated, or contacted during the normal course of performing activities under the RAC Contract; or

(2)	The Contracting Officer determines that the Contractor’s activities are creating a conflict of interest.

b.	In the event the Contracting Officer determines that a conflict of interest exists during the term of the contract, the Contracting Officer may take action including, but not limited to,

(1)	Not exercising a contract option for an additional term;

(2)	Modifying the contract; or

(3)	Terminating the contract.

d.	Conflict of interest evaluation:

1.	Disclosure. Offeror’s that wish to be eligible for the award of the RAC Contract under this subpart, must submit, at times specified in paragraph

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H.8.d.2. of this section, an Organizational Conflicts of Interest Certificate. The Certificate must contain the information specified in paragraphs H.8.d.1.(a) through (g) of this section as follows:

(a)	A description of all business or contractual relationships or activities that may be viewed by a prudent business person as a conflict of interest.

(b)	A description of the methods the offeror or Contractor will apply to mitigate any situations listed in the Certificate that could be identified as a conflict of interest.

(c)	A description of the Offeror’s or Contractor’s program to monitor its compliance and the compliance of its proposed and actual subcontractors with the conflict of interest requirements as identified in the relevant solicitation.

(d)	An affirmation, using language provided below, signed and dated by an official authorized to bind the Contractor:

I, (Name and Title), certify that to the best of my knowledge and belief: 1) I am an official authorized to bind the entity; 2) the information contained in the Organizational Conflict of Interest Certificate is true and accurate as of (Date); and 3) I understand that the Contracting Officer may consider any deception or omission in this Certificate to be grounds for non-consideration for contract award, modification or non-renewal or termination of the current contract, and/or other contract or legal action.

An offeror shall submit an affirmation certifying the information to be true and accurate as of the date the proposal is submitted. Upon award, the Contractor shall submit an updated affirmation, if necessary, certifying the information to be accurate as of the date of contract award.

(e)	Corporate and organizational structure.

(f)	Financial interests in other entities, including the following:

(1)	Percentage of ownership in any other entity.

(2)	Income generated from other sources.

(3)	A list of current or known future contracts or arrangements, regardless of size, with any—

(i)	Program Safeguard Contractor (PSC);

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(ii)	Coordination of Benefits Contractor (COBC);

(iii)	Quality Improvement Organization (QIO);

(iv)	Qualified Independent Contractor (QIC); (v)CMS System Maintainer

(4)	In the case of contracts or arrangements identified in accordance with paragraph H.8.d.1. (f)(3) of this section, the dollar amount of the contracts or arrangements, the type of work performed, and the period of performance.

(g)	The following information for all of the Offeror’s or Contractor’s officers, directors (including medical directors), and managers who would be, or are involved with, the performance of the RAC contract:

(1)	The information required under paragraphs H.8.d.1. (a), H.8.d.1.(f)(3) and (4) of this section.

(2)	The information specified in paragraphs H.8.d.1.(f)(1) and (2) of this section.

2.	When disclosure is made. The Organizational Conflict of Interest Certificate is submitted—

(a)	With the contractor’s proposal, unless otherwise identified in the solicitation;

(b)	When the Contracting Officer requests a revision in the Certificate;

(c)	Annually on February 1st; and

(d)	45 days before any change in the information submitted in accordance with paragraph H.8.d.1 or paragraph H.8.d.2 of this section. Only changed information shall be submitted.

When the contractor submits a revised Certificate, it becomes the current Certificate and replaces the most recent version submitted.

3.	Evaluation. The Contracting Officer evaluates organizational conflicts of interest and potential conflicts, using the information provided in the Organizational Conflicts of Interest Certificate, in order to promote the effective and efficient administration of the Medicare program.

For each conflict identified, the Contracting Officer will evaluate the plan proposed to mitigate the conflict to determine if the mitigation plan will

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allow the Contractor to render impartial assistance or advice to the Government.

4.	Protection of proprietary information disclosed.

(a)	CMS protects disclosed proprietary information as allowed under the Freedom of Information Act (5 U.S.C. 552).

(b)	The Contracting Officer requires signed statements from CMS personnel with access to proprietary information that prohibits personal use during the procurement process and term of the contract.

e.	Conflict of Interest Resolution: Resolution of an organizational conflict of interest is a determination that—

(1)	The conflict has been mitigated;

(2)	The conflict precludes award of a contract to the offeror;

(3)	The conflict requires that the Contracting Officer modify an existing contract;

(4)	The conflict requires that the Contracting Officer terminate an existing contract; or

(5)	It is in the best interest of the Government to contract with the offeror or Contractor even though the conflict exists.

f.	Annual Conflict of Interest Compliance Audit

1.

Overview: The contractor shall submit an Organizational Conflict of Interest (COI) Certificate to the Contracting Officer annually on January 31st of each year (annual COI certificate). An annual COI compliance audit may be performed by the Government for the period February 1st through January 31st each year. If a conflict(s) of interest exist(s) which are either not disclosed/mitigated or any other change is required in the annual COI Certificate submitted on January 31st, the contractor shall be notified and required to submit:

a)	Clarification on the audit findings; and/or

b)	A revised Organizational COI Certificate to the Contracting Officer by October 15th of each year

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H.9	INFORMATION TECHNOLOGY INVESTMENT ACQUISITION REQUEST

The Contractor must obtain written CMS, Office of Information Services’ (OIS) approval for all Information Technology (IT) Investments (e.g. acquisition of hardware, software, telecommunication protocols, networking, etc.), to ensure compatibility and successful integration with CMS’ infrastructure. Any request for an IT investment acquisition should be submitted to the Government Project Officer (PO) or Government Task Leader (GTL) with a copy to the Contracting Officer. The Contracting Officer shall notify the contractor in writing of CMS’ approval or disapproval of the acquisition requests. If approved, the contract shall be modified accordingly and the contractor may proceed with the IT investment acquisition. The Government may disallow any contractor incurred costs that would not be allocable to the approved IT investment acquisition.

H.10	MONITORING

The Contractor shall be subject to periodic contract performance reviews as may be deemed necessary by the Contracting Officer or the Project Officer as his/her designee. The contractor shall make its records and facilities available to the Contracting Officer for purposes of such monitoring of contract performance.

H.11	EMPLOYMENT OF CMS PERSONNEL RESTRICTED

In performing this contract, the Contractor shall not use as a consultant or employ (on either a full or part time basis) any CMS personnel without the prior approval of the Contracting Officer. Such approval may be given only in circumstances where it is clear that no laws, regulations, or policies might possibly be contravened and no appearance of a conflict of interest will exist.

H.12	POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.	Electronic Access to Contractor Performance Evaluations

All contractor performance evaluations shall be kept in the contract file and the National Institutes of Health Contractor Performance System (NIH CPS). Contractors shall register in the NIH CPS no later than 6 months after contract award at the following address: https://cpscontractor.nih.gov.

To register, logon and click on the “Register Here” link. This site provides instructions on how to register and offers computer-based training for contractors through the “CPS Contractor On-Line Training” hyperlink. There is no fee for registration or use of this system. Electronic evaluations are available to registered contractors for review 30 days from the date the evaluation is sent.

The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the contractor will be required to identify an alternate contact that will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation

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within the required 30-day time frame.

b.	Contractor Performance Evaluations

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15. A copy of all evaluations shall be provided to the Contractor as soon as practicable after completion of the interim and final evaluation. The Contractor will be permitted thirty (30) days to review the evaluation document and to submit additional information or a rebutting statement. Any disagreement between the parties regarding an evaluation will be referred to one level above the Contracting Officer, whose decision will be final.

Copies of the evaluation and contractor responses, if any, will be retained as part of the contract file and will be used to support future award decisions.

H.13	HIPAA BUSINESS ASSOCIATE PROVISION II

a.	Definitions:

All terms used herein and not otherwise defined shall have the same meaning as in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA,” 42 U.S.C. sec. 1320d) and the corresponding implementing regulations. Provisions governing the Contractor’s duties and obligations under the Privacy Act (including data use agreements) are covered elsewhere in the contract.

“Business Associate” shall mean the Contractor.

“Covered Entity” shall mean CMS’ Medicare Fee for Service program and/or Medicare’s Prescription Drug Discount Care and Transitional Assistance Programs.

“Secretary” shall mean the Secretary of the Department of Health and Human Services or the Secretary’s designee.

b.	Obligations and Activities of Business Associate

1.	Business Associate agrees to not use or disclose Protected Health Information (“PHI”), as defined in 45 C.F.R. § 160.103, created or received by Business Associate from or on behalf of Covered Entity other than as permitted or required by this Contract or as required by law.

2.

Business Associate agrees to use safeguards to prevent use or disclosure of PHI created or received by Business Associate from or on behalf of Covered Entity other than as provided for by this Contract. Furthermore, Business Associate agrees to use appropriate administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of the electronic protected health information (“EPHI”), as defined in 45 C.F.R. 160.103, it creates, receives, maintains or transmits on behalf of the Covered Entity to prevent

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use or disclosure of such EPHI.

3.	Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of PHI by Business Associate in violation of the requirements of this Contract.

4.	Business Associate agrees to report to Covered Entity any use or disclosure involving PHI it receives/maintains from/on behalf of the Covered Entity that is not provided for by this Contract of which it becomes aware. Furthermore, Business Associate agrees to report to Covered Entity any security incident involving EPHI of which it becomes aware.

5.	Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides PHI received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, agrees to the same restrictions and conditions that apply through this Contract to Business Associate with respect to such information. Furthermore, Business Associate agrees to ensure that its agents and subcontractors implement reasonable and appropriate safeguards for the PHI received from or on behalf of the Business Associate.

6.	Business Associate agrees to provide access, at the request of Covered Entity, to PHI received by Business Associate in the course of contract performance, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CFR § 164.524.

7.	Business Associate agrees to make any amendment(s) to PHI in a Designated Record Set that Covered Entity directs or agrees to pursuant to 45 CFR § 164.526 upon request of Covered Entity.

8.	Business Associate agrees to make internal practices, books, and records, including policies and procedures and PHI, relating to the use and disclosure of PHI received from, or created or received by Business Associate on behalf of Covered Entity, available to Covered Entity, or to the Secretary for purposes of the Secretary determining Covered Entity’s compliance with the various rules implementing the HIPAA.

9.	Business Associate agrees to document such disclosures of PHI and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR § 164.528.

10.	Business Associate agrees to provide to Covered Entity, or an individual identified by the Covered Entity, information collected under this Contract, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR § 164.528.

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11.	The Business Associate shall provide written notification to the contracting officer of any violation in use or disclosure involving PHI or security incident within 24 hours of identifying such violation or incident.

c.	Permitted Uses and Disclosures by Business Associate

Except as otherwise limited in this Contract, Business Associate may use or disclose PHI on behalf of, or to provide services to, Covered Entity for purposes of the performance of this Contract, if such use or disclosure of PHI would not violate the HIPAA Privacy or Security Rules if done by Covered Entity or the minimum necessary policies and procedures of Covered Entity.

d.	Obligations of Covered Entity

1.	Covered Entity shall notify Business Associate of any limitation(s) in its notice of privacy practices of Covered Entity in accordance with 45 CFR § 164.520, to the extent that such limitation may affect Business Associate’s use or disclosure of PHI.

2.	Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by Individual to use or disclose PHI, to the extent that such changes may affect Business Associate’s use or disclosure of PHI.

3.	Covered Entity shall notify Business Associate of any restriction to the use or disclosure of PHI that Covered Entity has agreed to in accordance with 45 CFR § 164.522, to the extent that such restriction may affect Business Associate’s use or disclosure of PHI.

e.	Permissible Requests by Covered Entity

Covered Entity shall not request Business Associate to use or disclose PHI in any manner that would not be permissible under the HIPAA Privacy or Security Rules.

f.	Term of Provision

1.	The term of this Provision shall be effective as of date of contract award, and shall terminate when all of the PHI provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with the termination provisions in this Section.

2.	Upon Covered Entity’s knowledge of a material breach by Business Associate, Covered Entity shall either:

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i.	Provide an opportunity for Business Associate to cure the breach or end the violation consistent with the termination terms of this Contract. Covered Entity may terminate this Contract for default if the Business Associate does not cure the breach or end the violation within the time specified by Covered Entity; or,

ii.	Consistent with the terms of this Contract, terminate this Contract for default if Business Associate has breached a material term of this Contract and cure is not possible; or,

iii.	If neither termination nor cure is feasible, Covered Entity shall report the violation to the Secretary.

3.	Effect of Termination.

i.	Except as provided in paragraph f.2 of this section, upon termination of this Contract, for any reason, Business Associate shall return or destroy all PHI received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision shall apply to PHI that is in the possession of subcontractors or agents of Business Associate. Business Associate shall retain no copies of the PHI.

ii.	In the event that Business Associate determines that returning or destroying the PHI is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon such notice that return or destruction of PHI is infeasible, Business Associate shall extend the protections of this Contract to such PHI and limit further uses and disclosures of such PHI to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such PHI.

g.	Miscellaneous

i.	A reference in this Contract to a section in the Rules issued under HIPAA means the section as in effect or as amended.

ii.	The Parties agree to take such action as is necessary to amend this Contract from time to time as is necessary for Covered Entity to comply with the requirements of the Rules issued under HIPAA.

iii.	The respective rights and obligations of Business Associate under paragraph f.3 of the section entitled “Term of Provision” shall survive the termination of this Contract.

iv.	Any ambiguity in this Contract shall be resolved to permit Covered Entity to comply with the Rules implemented under HIPAA.

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H.14	ADP SYSTEMS SECURITY REQUIREMENTS

In the performance of this contract, the Contractor agrees to comply with the ADP systems security requirements of the Office of Management and Budget (OMB) Circular A-130, “Management of Federal Information Resources”, and with the ADP systems security policy of DHHS as outlined in Part 6 of the HHS ADP Systems Manual and in CMS’s AIS Guide and the CMS Business Partners System Security Manual (BPSSM) found at http://www.cms.hhs.gov/manuals/downloads/117_systems_security.pdf. The Contractor shall include this requirement in any subcontract awarded under this prime contract.

H.15	HHSAR 352.270-19 ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY (JAN 2006)

Section 508 of the Rehabilitation Act of 1973 (29 U.S.C. 794d), as amended by Public Law 105–220 under Title IV (Rehabilitation Act Amendments of 1998) and the Architectural and Transportation Barriers Compliance Board Electronic and Information (EIT) Accessibility Standards (36 CFR part 1194), require that all EIT acquired must ensure that:

a.	Federal employees with disabilities have access to and use of information and data that is comparable to the access and use by Federal employees who are not individuals with disabilities; and

b.	Members of the public with disabilities seeking information or services from an agency have access to and use of information and data that is comparable to the access to and use of information and data by members of the public who are not individuals with disabilities.

This requirement includes the development, procurement, maintenance, and/or use of EIT products/services; therefore, any proposal submitted in response to this solicitation must demonstrate compliance with the established EIT Accessibility Standards. Information about Section 508 is available at http://www.section508.gov/.

H.16	APPROVAL OF CONTRACT ACQUIRED INFORMATION TECHNOLOGY (IT)

a.	The Contractor must obtain the Contracting Officer’s written approval prior to the acquisition of any IT investments (see FAR Part 2.101, for definition of IT) to ensure compatibility and successful integration with CMS’s infrastructure/architecture.

b.	In the performance of a system life cycle development project, the Contractor must submit to the Project Officer the technical specifications for each of the following incremental phase of the projected life cycle prior to the commencement of work:

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1.	Design and Engineering;

2.	Development; and,

3.	Testing;

c.	Upon written approval from the Contracting Officer, the Contractor shall commence work under the approved technical specification for the authorized incremental phase.

d.	In either instance of an approved IT investment acquisition, or an incremental phase of a system life cycle development project, the contract shall be modified accordingly and the Contractor shall proceed.

e.	CMS may disallow any contractor incurred cost that would not be allocated to the approved IT investment acquisition.

H.17	SECURITY CLAUSE -BACKGROUND - INVESTIGATIONS FOR CONTRACTOR PERSONNEL

If applicable, Contractor personnel performing services for CMS under this contract, task order or delivery order shall be required to undergo a background investigation. CMS will initiate and pay for any required background investigation(s).

After contract award, the CMS Project Officer (PO) and the Security and Emergency Management Group (SEMG), with the assistance of the Contractor, shall perform a position-sensitivity analysis based on the duties contractor personnel shall perform on the contract, task order or delivery order. The results of the position-sensitivity analysis will determine first, whether the provisions of this clause are applicable to the contract and second, if applicable, determine each position’s sensitivity level (i.e., high risk, moderate risk or low risk) and dictate the appropriate level of background investigation to be processed. Investigative packages may contain the following forms:

1.	SF-85, Questionnaire for Non-Sensitive Positions, 09/1995

2.	SF-85P, Questionnaire for Public Trust Positions, 09/1995

3.	OF-612, Optional Application for Federal Employment, 12/2002

4.	OF-306, Declaration for Federal Employment, 01/2001

5.	Credit Report Release Form

6.	FD-258, Fingerprint Card, 5/99, and

7.	CMS-730A, Request for Physical Access to CMS Facilities (NON-CMS ONLY), 11/2003.

The Contractor personnel shall be required to undergo a background investigation commensurate with one of these position-sensitivity levels:

1) High Risk (Level 6)

Public Trust positions that would have a potential for exceptionally serious impact on the integrity and efficiency of the service. This would include computer security of a major automated information system (AIS). This includes positions in which the incumbent’s

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actions or inaction could diminish public confidence in the integrity, efficiency, or effectiveness of assigned government activities, whether or not actual damage occurs, particularly if duties are especially critical to the agency or program mission with a broad scope of responsibility and authority.

Major responsibilities that would require this level include:

a.	development and administration of CMS computer security programs, including direction and control of risk analysis and/or threat assessment;

b.	significant involvement in mission-critical systems;

c.	preparation or approval of data for input into a system which does not necessarily involve personal access to the system but with relatively high risk of causing grave damage or realizing significant personal gain;

d.	other responsibilities that involve relatively high risk of causing damage or realizing personal gain;

e.	policy implementation;

f.	higher level management duties/assignments or major program responsibility; or

g.	independent spokespersons or non-management position with authority for independent action.

Approximate cost of each investigation: $2,900

2) Moderate Risk (Level 5)

Level 5 Public Trust positions include those involving policymaking, major program responsibility, and law enforcement duties that are associated with a “Moderate Risk.” Also included are those positions involving access to or control of unclassified sensitive, proprietary information, or financial records, and those with similar duties through which the incumbent can realize a significant personal gain or cause serious damage to the program or Department.

Responsibilities that would require this level include:

a.	the direction, planning, design, operation, or maintenance of a computer system and whose work is technically reviewed by a higher authority at the High Risk level to ensure the integrity of the system;

b.	systems design, operation, testing, maintenance, and/or monitoring that are carried out under the technical review of a higher authority at the High Risk level;

c.	access to and/or processing of information requiring protection under the Privacy Act of 1974;

d.	assists in policy development and implementation;

e.	mid-level management duties/assignments;

f.	any position with responsibility for independent or semi-independent action; or

g.	delivery of service positions that demand public confidence or trust.

Approximate cost of each investigation: $2,400

3) Low Risk (Level 1)

Positions having the potential for limited interaction with the agency or program mission,

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so the potential for impact on the integrity and efficiency of the service is small. This includes computer security impact on AIS.

Approximate cost of each investigation: $550

The Contractor shall submit the investigative package(s) to SEMG within three (3) days after being advised by the SEMG of the need to submit packages. Investigative packages shall be submitted to the following address:

Centers for Medicare & Medicaid Services

Office of Operations Management

Security and Emergency Management Group

Mail Stop SL-13-15

7500 Security Boulevard

Baltimore, Maryland 21244-1850

The Contractor shall submit a copy of the transmittal letter to the Contracting Officer (CO).

Contractor personnel shall submit a CMS-730A (Request for Badge) to the SEMG (see attachment in Section J). The Contractor and the PO shall obtain all necessary signatures on the CMS-730A prior to any Contractor employee arriving for fingerprinting and badge processing.

The Contractor must appoint a Security Investigation Liaison as a point of contact to resolve any issues of inaccurate or incomplete form(s). Where personal information is involved, SEMG may need to contact the contractor employee directly. The Security Investigation Liaison may be required to facilitate such contact.

SEMG will fingerprint contractor personnel and send their completed investigative package to the Office of Personnel Management (OPM). OPM will conduct the background investigation. Badges will not be provided by SEMG until acceptable finger print results are received; until then the contractor employee will be considered an escorted visitor. The Contractor remains fully responsible for ensuring contract, task order or delivery order performance pending completion of background investigations of contractor personnel.

SEMG shall provide written notification to the CO with a copy to the PO of all suitability decisions. The PO shall then notify the Contractor in writing of the approval of the Contractor’s employee(s), at that time the Contractor’s employee(s) will receive a permanent identification badge. Contractor personnel who the SEMG determines to be ineligible may be required to cease working on the contract immediately.

The Contractor shall report immediately in writing to SEMG with copies to the CO and the PO, any adverse information regarding any of its employees that may impact their ability to perform under this contract, task order or delivery order. Reports should be based on reliable and substantiated information, not on rumor or innuendo. The report

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shall include the contractor employee’s name and social security number, along with the adverse information being reported.

Contractor personnel shall be provided an opportunity to explain or refute unfavorable information found in an investigation to SEMG before an adverse adjudication is made. Contractor personnel may request, in writing, a copy of their own investigative results by contacting:

Office of Personnel Management

Freedom of Information

Federal Investigations Processing Center

PO Box 618

Boyers, PA 16018-0618.

At the Agency’s discretion, if an investigated contractor employee leaves the employment of the contractor, or otherwise is no longer associated with the contract, task order, or delivery order within one (1) year from the date the background investigation was initiated by CMS, then the Contractor may be required to reimburse CMS for the full cost of the investigation. Depending upon the type of background investigation conducted, the cost could be approximately $550 to $2,900. The amount to be paid by the Contractor shall be due and payable when the CO submits a written letter notifying the Contractor as to the cost of the investigation. The Contractor shall pay the amount due within thirty (30) days of the date of the CO’s letter by check made payable to the “United States Treasury.” The Contractor shall provide a copy of the CO’s letter as an attachment to the check and submit both to the Office of Financial Management at the following address:

Centers for Medicare & Medicaid Services

PO Box 7520

Baltimore, Maryland 21207

The Contractor must immediately provide written notification to SEMG (with copies to the CO and the PO) of all terminations or resignations of Contractor personnel working on this contract, task order or delivery order. The Contractor must also notify SEMG (with copies to the CO and the PO) when a Contractor’s employee is no longer working on this contract, task order or delivery order.

At the conclusion of the contract, task order or delivery order and at the time when a contractor employee is no longer working on the contract, task order or delivery order due to termination or resignation, all CMS-issued parking permits, identification badges, access cards, and/or keys must be promptly returned to SEMG. Contractor personnel who do not return their government-issued parking permits, identification badges, access cards, and/or keys within 48 hours of the last day of authorized access shall be permanently barred from the CMS complex and subject to fines and penalties authorized by applicable federal and State laws.

Work Performed Outside the United States and its Territories

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The contractor, and its subcontractors, shall not perform any activities under this contract at a location outside of the United States, including the transmission of data or other information outside the United States, without the prior written approval of the Contracting Officer. The factors that the Contracting Officer will consider in making a decision to authorize the performance of work outside the United States include, but are not limited to the following:

1.	All contract terms regarding system security

2.	All contract terms regarding the confidentiality and privacy requirements for information and data protection

3.	All contract terms that are otherwise relevant, including the provisions of the statement of work

4.	Corporate compliance

5.	All laws and regulations applicable to the performance of work outside the United States

6.	The best interest of the United States

In requesting the Contracting Officer’s authorization to perform work outside the United States, the contractor must demonstrate that the performance of the work outside the United States satisfies all of the above factors. If, in the Contracting Officer’s judgment, the above factors are not fully satisfied, the performance of work outside the United States will not be authorized. Any approval to employ or outsource work outside of the United States must have the concurrence of the CMS SEMG Director or designee.

H.18	HHSAR 352.270-11 PRIVACY ACT (JAN 2006)

This contract requires the Contractor to perform one or more of the following: (a) Design; (b) develop; or (c) operate a Federal agency system of records to accomplish an agency function in accordance with the Privacy Act of 1974 (Act) (5 U.S.C. 552a(m)(1)) (New Window) and applicable agency regulations. The term “system of records” means a group of any records under the control of any agency from which information is retrieved by the name of the individual or by some identifying number, symbol, or other identifying particular assigned to the individual. Violations of the Act by the Contractor and/or its employees may result in the imposition of criminal penalties (5 U.S.C. 552a(i)) (New Window). The Contractor shall ensure that each of its employees knows the prescribed rules of conduct and that each employee is aware that he/she is subject to criminal penalties for violation of the Act to the same extent as HHS employees. These provisions also apply to all subcontracts awarded under this contract which require the design, development or operation of the designated system(s) of records (5 U.S.C. 552a(m)(1)) (New Window). The contract work statement: (a) identifies the system(s) of records and the design, development, or operation work to be performed by the Contractor; and (b) specifies the disposition to be made of such records upon completion of contract performance.

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H.19	SYSTEMS OF RECORDS

The Privacy Act of 1974, Public Law 93-579, and the Regulations and General Instructions issued by the Secretary pursuant thereto, are applicable to this contract, and to all subcontractors there under to the extent that the design, development, operation or maintenance of a system of records as defined in the Privacy Act is involved. The following system of records will be applicable to this contract: None at this time.

However, this provision is a placeholder for systems of records that may be required in the future. If necessary, systems of record information will be incorporated by contract modification at that time.

H.20	WAGE DETERMINATION

In accordance with FAR Clause 52.222-41, Wage Determination(s) the following wage determination is hereby incorporated as Attachment J.2 as follows:

WD 05-2051 Rev.-6 posted 6/3/2008

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SECTION I - CONTRACT CLAUSES

I.1	FAR 52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at the following Internet address: http://www.arnet.gov/far/.

52.202-1	DEFINITIONS (JUL 2004)
52.203-3	GRATUITIES (APR 1984)
52.203-5	COVENANT AGAINST CONTINGENT FEES (APR 1984)
52.203-6	RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (SEPT 2006)
52.203-7	ANTI-KICKBACK PROCEDURES (JUL 1995)
52.203-8	CANCELLATION, RESCISSION, AND RECOVERY OF FUNDS FOR ILLEGAL OR IMPROPER ACTIVITY (JAN 1997)
52.203-10	PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY (JAN 1997)
52.203-12	LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (SEPT 2005)
52.204-4	PRINTIED/COPIED DOUBLE-SIDED ON RECYCLED PAPER (AUG 2000)
52.204-7	CENTRAL CONTRACTOR REGISTRATION (OCT 2003)
52.204-9	PERSONAL IDENTIFICATION OF CONTRACTOR PERSONNEL (SEP 2007)
52.209-6	PROTECTING THE GOVERNMENTS INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (SEPT 2006)
52.215-8	ORDER OF PRECEDENCE - UNIFORM CONTRACT FORMAT (OCT 1997)
52.215-15	PENSION ADJUSTMENTS AND ASSET REVERSIONS (OCT 2004)
52.217-8	OPTION TO EXTEND SERVICES (NOV 1999) (Insert 30 calendar days)
52.219-8	UTILIZATION OF SMALL BUSINESS CONCERNS (OCT 2000)
52.219-9	SMALL BUSINESS SUBCONTRACTING PLAN (SEP 2006)
52.219-16	LIQUIDATED DAMAGES – SUBCONTRACTING PLAN (JAN 1999)
52.222-1	NOTICE TO THE GOVERNMENT OF LABOR DISPUTES (FEB 1997)
52.222-3	CONVICT LABOR (JUN 2003)
52.222-21	PROHIBITION OF SEGREGRATED FACILITIES (FEB 1999)
52.222-26	EQUAL OPPORTUNITY (MAR 2002)
52.222-35	EQUAL OPPORTUNITY FOR SPECIAL DISABLED AND VIETNAM ERA VETERANS, and OTHER ELIGIBLE VETERANS (SEPT 2006)
52.222-36	AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUN 1998)
52.222-37	EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS AND VETERANS OF THE VIETNAM ERA, and OTHER ELIGIBLE VETERANS (SEP 2006)

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52.222-41	SERVICE CONTRACT ACT OF 1965, AS AMENDED (JUL 2005)
52.222-43	FAIR LABOR STANDARDS ACT AND SERVICE CONTRACT ACT – PRICE ADJUSTMENT (MULTIPLE YEAR AND OPTION CONTRACTS) (NOV 2006)
52.222-44	FAIR LABOR STANDARDS ACT AND SERVICE CONTRACT ACT – PRICE ADJUSTMENTS (FEB 2002)
52.223-6	DRUG-FREE WORKPLACE (MAY 2001)
52.223-13	CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING (AUG 2003)
52.223-14	TOXIC CHEMICAL RELEASE REPORTING (AUG 2003)
52.224-1	PRIVACY ACT NOTIFICATION (APR 1984)
52.225-13	RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (FEB 2006)
52.227-1	AUTHORIZATION AND CONSENT (DEC 2001)
52.227-3	PATENT INDEMNITY (APR 1984)
52.227-17	RIGHTS IN DATA- SPECIAL WORKS (JUN 1987)
52.229-3	FEDERAL, STATE, AND LOCAL TAXES (APR 2003)
52.232-1	PAYMENTS (APR 1984)
52.232-8	DISCOUNTS FOR PROMPT PAYMENT (FEB 2002)
52.232-9	LIMITATION ON WITHHOLDING OF PAYMENTS (APR 1984)
52.232-11	EXTRAS (APR 1984)
52.232-17	INTEREST (JUN 1996)
52.232-24	PROHIBITION OF ASSIGNMENT OF CLAIMS (JAN 1986)
52.232-25	PROMPT PAYMENT (OCT 2003)
52.232-33	PAYMENT BY ELECTRONIC FUNDS TRANSFER –CENTRAL CONTRACTOR REGISTRATION (OCT 2003)
52.233-1	DISPUTES (JUL 2002) — ALTERNATE I (DEC 1991)
52.233-3	PROTEST AFTER AWARD (AUG 1996)
52.233-4	APPLICABLE LAW FOR BREACH OF CONTRACT CLAIM (OCT 2004)
52.239-1	PRIVACY OR SECURITY SAFEGUARDS (AUG 1996)
52.242-13	BANKRUPTCY (JUL 1995)
52.243-1	CHANGES - FIXED-PRICE (SEP 2000) — ALTERNATE I (APR 1984)
52.243-7	NOTIFICATION OF CHANGES (APR 1984) (Insert 5 calendar days in paragraph (b) and insert 15 calendar days in paragraph (d))
52.244-2	SUBCONTRACTS (AUG 1998)
52.244-5	COMPETITION IN SUBCONTRACTING (DEC 1996)
52.244-6	SUBCONTRACTS FOR COMMERCIAL ITEMS (DEC 2004)
52.245-1	GOVERNMENT PROPERTY (JUNE 2007)
52.246-4	INSPECTION OF SERVICES – FIXED PRICE (AUG 1996)
52.246-25	LIMITATION OF LIABILITY - SERVICES (FEB 1997)
52.249-2	TERMINATION FOR CONVENIENCE OF THE GOVERNMENT (FIXED-PRICE) (MAY 2004)
52.249-8	DEFAULT (FIXED-PRICE SUPPLY AND SERVICE) (APR 1984)
52.251-1	GOVERNMENT SUPPLY SOURCES (APR 1984)
52.253-1	COMPUTER GENERATED FORMS (JAN 1991)

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I.2	HHSAR 352-252-20 DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATIONS (HHSAR) http://knownet.hhs.gov/acquisition/hhsar/default.htm

352.202-1	DEFINITIONS (JAN 2006)
352.223-70	SAFETY AND HEALTH (JAN 2006)
352.228-7	INSURANCE - LIABILITY TO THIRD PERSONS (DEC 1991)
352.232-9	WITHHOLDING OF CONTRACT PAYMENTS (JAN 2006)
352.249-14	EXCUSABLE DELAYS (JAN 2006)
352.270-1	ACCESSABILITY OF MEETINGS, CONFERENCES, AND SEMINARS TO PERSONS WITH DISABILITIES (JAN 2001)
352.270-4	PRICING OF ADJUSTMENTS (JAN 2001)
352.270-6	PUBLICATIONS AND PUBLICITY (JAN 2006)
352.270-10	ANTI-LOBBYING (JANUARY 2006)
352.270-19(a)	ELECTRONIC AND INFORMATION TECHNOLOGY ACCESSIBILITY (JAN 2006)

I.3	FAR 52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a)	The Government may extend the term of this contract by written notice to the Contractor within five (5) days; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least sixty (60) days before the contract expires. The preliminary notice does not commit the Government to an extension.

(b)	If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c)	The total duration of this contract, including the exercise of any options under this clause, shall not exceed sixty (60) months.

NOTE: The Government reserves the right to exercise an option period contingent upon successful performance including review by the RAC validation contractor (subject to award of the validation contract)

I.4	FAR 52.222-39 NOTIFICATION OF EMPLOYEE RIGHTS CONCERNING PAYMENT OF UNION DUES OR FEES (DEC 2004)

(a)	Definition. As used in this clause—

“United States” means the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.

(b)	Except as provided in paragraph (e) of this clause, during the term of this contract, the Contractor shall post a notice, in the form of a poster, informing employees of their rights concerning union membership and payment of union dues and fees, in conspicuous places in and about all its plants and offices, including all places where notices to employees are customarily posted.

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The notice shall include the following information (except that the information pertaining to National Labor Relations Board shall not be included in notices posted in the plants or offices of carriers subject to the Railway Labor Act, as amended (45 U.S.C. 151-188)).

Notice to Employees

Under Federal law, employees cannot be required to join a union or maintain membership in a union in order to retain their jobs. Under certain conditions, the law permits a union and an employer to enter into a union-security agreement requiring employees to pay uniform periodic dues and initiation fees. However, employees who are not union members can object to the use of their payments for certain purposes and can only be required to pay their share of union costs relating to collective bargaining, contract administration, and grievance adjustment.

If you do not want to pay that portion of dues or fees used to support activities not related to collective bargaining, contract administration, or grievance adjustment, you are entitled to an appropriate reduction in your payment. If you believe that you have been required to pay dues or fees used in part to support activities not related to collective bargaining, contract administration, or grievance adjustment, you may be entitled to a refund and to an appropriate reduction in future payments.

For further information concerning your rights, you may wish to contact the National Labor Relations Board (NLRB) either at one of its Regional offices or at the following address or toll free number:

National Labor Relations Board

Division of Information

1099 14th Street, N.W.

Washington, DC 20570

1-866-667-6572

1-866-316-6572 (TTY)

To locate the nearest NLRB office, see NLRB’s website at http://www.nlrb.gov

(c)	The Contractor shall comply with all provisions of Executive Order 13201 of February 17, 2001, and related implementing regulations at 29 CFR Part 470, and orders of the Secretary of Labor.

(d)

In the event that the Contractor does not comply with any of the requirements set forth in paragraphs (b), (c), or (g), the Secretary may direct that this contract be cancelled, terminated, or suspended in whole or in part, and declare the Contractor ineligible for further Government contracts in accordance with procedures at 29 CFR part 470, Subpart B—Compliance Evaluations, Complaint Investigations and Enforcement Procedures. Such other sanctions or remedies

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may be imposed as are provided by 29 CFR Part 470, which implements Executive Order 13201, or as are otherwise provided by law.

(e)	The requirement to post the employee notice in paragraph (b) does not apply to—

(1)	Contractors and subcontractors that employ fewer than 15 persons;

(2)	Contractor establishments or construction work sites where no union has been formally recognized by the Contractor or certified as the exclusive bargaining representative of the Contractor’s employees;

(3)	Contractor establishments or construction work sites located in a jurisdiction named in the definition of the United States in which the law of that jurisdiction forbids enforcement of union-security agreements;

(4)	Contractor facilities where upon the written request of the Contractor, the Department of Labor Deputy Assistant Secretary for Labor-Management Programs has waived the posting requirements with respect to any of the Contractor’s facilities if the Deputy Assistant Secretary finds that the Contractor has demonstrated that—

(i)	The facility is in all respects separate and distinct from activities of the Contractor related to the performance of a contract; and

(ii)	Such a waiver will not interfere with or impede the effectuation of the Executive order; or

(5)	Work outside the United States that does not involve the recruitment or employment of workers within the United States.

(f)	The Department of Labor publishes the official employee notice in two variations; one for contractors covered by the Railway Labor Act and a second for all other contractors. The Contractor shall—

(1)	Obtain the required employee notice poster from the Division of Interpretations and Standards, Office of Labor-Management Standards, U.S. Department of Labor, 200 Constitution Avenue, NW, Room N-5605, Washington, DC 20210, or from any field office of the Department’s Office of Labor-Management Standards or Office of Federal Contract Compliance Programs;

(2)	Download a copy of the poster from the Office of Labor-Management Standards website at http://www.olms.dol.gov; or

(3)	Reproduce and use exact duplicate copies of the Department of Labor’s official poster.

(g)	The Contractor shall include the substance of this clause in every subcontract or purchase order that exceeds the simplified acquisition threshold, entered into in

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connection with this contract, unless exempted by the Department of Labor Deputy Assistant Secretary for Labor-Management Programs on account of special circumstances in the national interest under authority of 29 CFR 470.3(c). For indefinite quantity subcontracts, the Contractor shall include the substance of this clause if the value of orders in any calendar year of the subcontract is expected to exceed the simplified acquisition threshold. Pursuant to 29 CFR Part 470, Subpart B—Compliance Evaluations, Complaint Investigations and Enforcement Procedures, the Secretary of Labor may direct the Contractor to take such action in the enforcement of these regulations, including the imposition of sanctions for noncompliance with respect to any such subcontract or purchase order. If the Contractor becomes involved in litigation with a subcontractor or vendor, or is threatened with such involvement, as a result of such direction, the Contractor may request the United States, through the Secretary of Labor, to enter into such litigation to protect the interests of the United States.

HHSM-500-2009-00005C– RECOVERY AUDIT CONTRACTOR

SECTION J – LIST OF DOCUMENTS, EXHIBITS, AND OTHER ATTACHMENTS

J.1	STATEMENT OF WORK

J.2	WAGE DETERMINATION(S)

J.3	SMALL BUSINESS SUBCONTRACTING PLAN

J.4	CONTRACTORS ORGANIZATIONAL CONFLICT OF INTEREST CERTIFICATE – Incorporated by reference.

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Statement of Work for the Recovery Audit Contractor Program

I.	Purpose

The RAC Program’s mission is to reduce Medicare improper payments through the efficient detection and collection of overpayments, the identification of underpayments and the implementation of actions that will prevent future improper payments.

The purpose of this contract will be to support the Centers for Medicare & Medicaid Services (CMS) in completing this mission. The identification of underpayments and overpayments and the recoupment of overpayments will occur for claims paid under the Medicare program for services for which payment is made under part A or B of title XVIII of the Social Security Act.

This contract includes the identification and recovery of claim based improper payments. This contract does not include the identification and/or recovery of MSP occurrences in any format.

This contract includes the following tasks which are defined in detail in subsequent sections of this contract:

1.	Identifying Medicare claims that contain underpayments for which payment was made under part A or B of title XVIII of the Social Security Act.

2.	Identify and Recouping Medicare claims that contain overpayments for which payment was made under part A or B of title XVIII of the Social Security Act. This includes corresponding with the provider.

3.	For any RAC-identified overpayment that is appealed by the provider, the RAC shall provide support to CMS throughout the administrative appeals process and, where applicable, a subsequent appeal to the appropriate Federal court.

4.	For any RAC identified vulnerability, support CMS in developing an Improper Payment Prevention Plan to help prevent similar overpayments from occurring in the future.

5.	Performing the necessary provider outreach to notify provider communities of the RAC’s purpose and direction.

NOTE: The proactive education of providers about Medicare coverage and coding rules is NOT a task under this RAC statement of work. CMS has tasked FIs, Carriers, and MACs with the task of proactively educating providers about how to avoid submitting a claim containing a request for an improper payment.

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II.	Background

Statutory Requirements

Section 302 of the Tax Relief and Health Care Act of 2006 requires the Secretary of the Department of Health and Human Services (the Secretary) to utilize RACs under the Medicare Integrity Program to identify underpayments and overpayments and recoup overpayments under the Medicare program associated with services for which payment is made under part A or B of title XVIII of the Social Security Act.

CMS is required to actively review Medicare payments for services to determine accuracy and if errors are noted to pursue the collection of any payment that it determines was in error. To gain additional knowledge potential bidders may research the following documents:

•	The Financial Management Manual and the Program Integrity Manual (PIM) at www.cms.hhs.gov/manuals

•	The Debt Collection Improvement Act of 1996

•	The Federal Claims Collection Act, as amended and related regulations found in 42 CFR.

•	Comprehensive Error Rate Testing Reports (see www.cms.hhs.gov/cert)

•	RAC Status Document (see www.cms.hhs.gov/rac)

Throughout this document, the term “improper payment” is used to refer collectively to overpayments and underpayments. Situations where the provider submits a claim containing an incorrect code but the mistake does not change the payment amount are NOT considered to be improper payments.

III.	Transitions from Outgoing RAC to Incoming RAC

From time to time in the RAC program, transitions from one RAC to another RAC will need to occur (e.g., when the outgoing demonstration RACs cease work and the new incoming permanent RACs begin work). It is in the best interest of all parties that these transitions occur smoothly.

The transition plan will include specific dates with regard to requests for medical records, written notification of an overpayment, any written correspondence with providers and phone communication with providers. The transition plan will be communicated to all affected parties (including providers) by CMS within 60 days of its enactment.

IV.	Specific Tasks

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Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work.

CMS will provide minimum administrative support which may include standard system changes when appropriate, help communicating with Medicare contractors, policies interpretations as necessary and other support deemed necessary by CMS to allow the RACs to perform their tasks efficiently. CMS will support changes it determines are necessary but cannot guarantee timeframes or constraints. In changing systems to support greater efficiencies for CMS, the end product could result in an administrative task being placed on the RAC that was not previously. These administrative tasks will not extend from the tasks in this contract and will be applicable to the identification and recovery of the improper payment.

Task 1- General Requirements

A.	Initial Meeting with PO and CMS Staff

Project Plan - The RAC’s key project staff (including overall Project Director and key sub Project Directors) shall meet in Baltimore, Maryland with the PO and relevant CMS staff within two weeks of the date of award (DOA) to discuss the project plan. The specific focus will be to discuss the time frames for the tasks outlined below. Within 2 weeks of this meeting, the RAC will submit a formal project plan, in Microsoft Project, outlining the resources and time frame for completing the work outlined. It will be the responsibility of the RAC to update this project plan. The initial project plan shall be for the base year of the contract. The project plan shall serve as a snapshot of everything the RAC is identifying at the time. As new issues rise the project plan shall be updated.

The project plan shall include the following:

1. Detailed quarterly projection by vulnerability issue (e.g. excisional debridement) including: a) incorrect procedure code and correct procedure code; b) type of review (automated, complex, extrapolation); c) type of vulnerability (medical necessity, incorrect coding…)

2. Provider Outreach Plan - A base provider outreach plan shall be submitted as part of the proposal. CMS will use the base provider outreach plan as a starting point for discussions during the initial meeting. Within two weeks of the initial meeting the RAC shall submit to the CMS PO a detailed Provider Outreach Plan for the respective region. The base provider outreach at a minimum shall include potential outreach efforts to associations, providers, Medicare contractors and any other applicable Medicare stakeholders.

3. RAC Organizational Chart - A draft RAC Organization Chart shall be submitted as part of the proposal. The organizational chart shall

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identify the number of key personnel and the organizational structure of the RAC effort. While CMS is not dictating the number of key personnel, it is CMS’ opinion that one key personnel will not be adequate for an entire region. An example of a possible organizational structure would be three (3) key personnel each overseeing a different claim type (Inpatient, Physician, and DME). This is not prescriptive and CMS is open to all organizational structures. A detailed organizational chart extending past the key personnel shall be submitted within two weeks of the initial meeting.

B.	Monthly Conference Calls

A minimum of two monthly conference calls to discuss the RAC project will be necessary.

1.	On a monthly basis the RAC’s key project staff will participate in a conference call with CMS to discuss the progress of the work, evaluate any problems, and discuss plans for immediate next steps of the project. The RAC will be responsible for setting up the conference calls, preparing an agenda, documenting the minutes of the meeting and preparing any other supporting materials as needed.

2.	On a monthly basis the RAC’s key project staff will participate in a conference call with CMS to discuss findings and process improvements that will facilitate CMS in paying claims accurately in the future. CMS will be responsible for setting up the conference calls, preparing an agenda, documenting the minutes of the meeting and preparing any other supporting materials as needed.

At CMS’ discretion conference calls may be required to be completed more frequently. Also, other conference calls may be called to discuss individual items and/or issues.

C.	Monthly Progress Reports

1. The RAC shall submit monthly administrative progress reports outlining all work accomplished during the previous month. These reports shall include the following:

1.	Complications Completing any task

2.	Communication with FI/Carrier/MAC/DME MAC/DME PSC/PSC

3.	Upcoming Provider Outreach Efforts

4.	Update of Project Plan

5.	Update of what vulnerability issues are being reviewed in the next month

6.	Recommended corrective actions for vulnerabilities (i.e. LCD change, system edit, provider education…)

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7.	Update on how vulnerability issues were identified and what potential vulnerabilities cannot be reviewed because of potentially ineffective policies

8.	Update on JOAs

9.	Action Items

10.	Appeal Statistics

11.	Problems Encountered

12.	Process Improvements to be completed by RAC

At CMS discretion a standardized monthly report(s) may be required. If a standardized monthly report is required, CMS will provide the format.

2.	The RAC shall submit monthly financial reports outlining all work accomplished during the previous month. This report shall be broken down into eight categories:

a.	Overpayments Collected- Amounts shall only be on this report if the amount has been collected by the FI/Carrier/MAC/DME MAC (in summary and detail)

b.	Underpayments Identified and Paid Back to Provider- Amounts shall only be on this report if the amount has been paid back to the provider by the FI/Carrier/MAC/DME MAC (in summary and detail)

c.

Overpayments Adjusted- Amounts shall be included on this report if an appeal has been decided in the provider’s favor or if the RAC rescinded the overpayment after adjustment occurred (in summary and detail)

d.

Overpayments In the Queue- This report includes claims where the RAC believes an overpayment exists because of an automated or complex review but the amount has not been recovered by the FI/Carrier/MAC/DME MAC yet

e.

Underpayments In the Queue- This report includes claims where the RAC believes an underpayment exists because of an automated or complex review but the amount has not been paid back to the provider yet

f.	Number of medical records requested from each provider (in detail)

g.	Number of medical reviews completed within 60 days

h.	Number of reviews that failed to meet the 60 day review timeframe and the rationale for failure to complete the reviews within 60 days

Reports a, b and c in #3 above shall also be included with the monthly voucher to CMS.

All reports shall be in summary format with all applicable supporting documentation.

At CMS discretion a standardized monthly report(s) may be required. If a standardized monthly report is required, CMS will provide the format.

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Each monthly report shall be submitted by the close of business on the fifth business day following the end of the month by email to the CMS PO and one copy accompanying the contractor’s voucher that is sent to the CMS accounting office.

D.	RAC Data Warehouse

CMS will provide access to the RAC Data Warehouse. The RAC Data Warehouse is a web based application which houses all RAC identifications and collections. The RAC Data Warehouse includes all suppressions and exclusions. Suppressions and exclusions are claims that are not available to the RAC for review. The RAC will be responsible for providing the appropriate equipment so that they can access the Data Warehouse.

E.	Geographic Region

The claims being analyzed for this award will be claims from providers with originating addresses in Region A (or debts associated with claims, as applicable) appropriately submitted to carriers, intermediaries, MACs or DME MACs in Region A or Mutual of Omaha.

CMS will have four (4) regions. There will be one (1) RAC in each region. Each RAC will perform recovery audit services for all claim types in that region. A map of the regions can be found in Appendix 2.

Task 2- Identification of Improper Payments

Identification of Medicare Improper payments

The RAC(s) shall pursue the identification of Medicare claims which contain improper payments for which payment was made or should have been made under part A or B of title XVIII of the Social Security Act. RACs are required to comply with Reopening Regulations located at 42 CFR 405.980. Before a RAC makes a decision to reopen a claim, the RAC must have good cause. Additionally, RACs shall ensure that processes are developed to minimize provider burden to the greatest extent possible when Identifying Medicare Improper payments.

A.	Improper payments INCLUDED in this Statement of Work

Unless prohibited by Section 2B, the RAC may attempt to identify improper payments that result from any of the following:

•	Incorrect payment amounts

(exception: in cases where CMS issues instructions directing contractors to not pursue certain incorrect payments made)

•	Non-covered services (including services that are not reasonable and necessary under section 1862(a)(1)(A) of the Social Security Act),

•	Incorrectly coded services (including DRG miscoding)

•	Duplicate services

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The RAC may attempt to identify improper payments on claims (including inpatient hospital claims)—

•	Paid by carriers, intermediaries, MACs and DME MACs with jurisdiction in Region A

B.	Improper payments EXCLUDED from this Statement of Work

The RAC may NOT attempt to identify improper payments arising from any of the following:

1.	Services provided under a program other than Medicare Fee-For-Service

For example, RACs may NOT attempt to identify improper payments in the Medicare Managed Care program, Medicare drug card program or drug benefit program.

2.	Cost report settlement process

RACs may NOT attempt to identify underpayments and overpayments that result from Indirect Medical Education (IME) and Graduate Medical Education (GME) payments.

3.	Claims more than 3 years past the date of the initial determination

The RAC shall not attempt to identify any overpayment or underpayment more than 3 years past the date of the initial determination made on the claim. The initial determination date is defined as the claim paid date. Any overpayment or underpayment inadvertently identified by the RAC after this timeframe shall be set aside. The RAC shall take no further action on these claims except to indicate the appropriate status code on the RAC Data Warehouse. The look back period is counted starting from the date of the initial determination and ending with the date the RAC issues the medical record request letter (for complex reviews) or the date of the overpayment notification letter (for automated reviews).

Note: CMS reserves the right to limit the time period available for RAC review by RAC, by region/state, by claim type, by provider type, or by any other reason where CMS believes it is in the best interest of the Medicare program to limit claim review. This notice will be in writing, may be by email and will be effective immediately.

4.	Claim paid dates earlier than October 1, 2007

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The RAC program will begin with claims paid on or after October 1, 2007. This begin date will be for all states. The actual start date for a RAC in a state will not change this date. As time passes, the RAC may look back 3 years but the claim paid date may never be earlier than October 1, 2007. In other words the RAC will only look at FY 2008 claims and forward. The RAC will not review claims prior to FY 2008 claim paid dates.

For example, in the state of New York a RAC will be “live” in March 2008. In March 2008, the New York RAC will be able to review claims with paid dates from October 1, 2007- March 2008. In December 2008, the New York RAC will be able to review claims with paid dates from October 1, 2007- December 2008.

Another example, in the state of Pennsylvania a RAC will not be “live” until January 2009 (or later). In January 2009, if the RAC is “live,” the RAC in Pennsylvania will be able to review claims from October 1, 2007- January 2009.

5.	Claims where the beneficiary is liable for the overpayment because the provider is without fault with respect to the overpayment

The RAC shall not attempt to identify any overpayment where the provider is without fault with respect to the overpayment. If the provider is without fault with respect to the overpayment, liability switches to the beneficiary. The beneficiary would be responsible for the overpayment and would receive the demand letter. The RAC may not attempt recoupment from a beneficiary. One example of this situation may be a service that was not covered because it was not reasonable and necessary but the beneficiary signed an Advance Beneficiary Notice. Another example of this situation is benefit category denials such as the 3 day hospital stay prior to SNF admission.

Chapter 3 of the PIM and HCFA/CMS Ruling #95-1 explain Medicare liability rules. Without fault regulations can be found at 42 CFR 405.350 and further instructions can be found in Chapter 3 of the Financial Management Manual.

In addition, a provider can be found without fault if the overpayment was determined subsequent to the third year following the year in which the claim was paid. Providers may appeal an overpayment solely based on the without fault regulations.

Therefore, the RAC shall not identify an overpayment if the provider can be found without fault. Examples of this regulation can be found in IOM Publication 100-6, Chapter 3, and Section 100.7.

6.	Random selection of claims

The RAC shall adhere to Section 935 of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which prohibits the use of random claim selection for any purpose other than to establish an error rate. Therefore, the

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RAC shall not use random review in order to identify cases for which it will order medical records from the provider. Instead, the RAC shall utilize data analysis techniques in order to identify those claims most likely to contain overpayments. This process is called “targeted review”. The RAC may not target a claim solely because it is a high dollar claim but may target a claim because it is high dollar AND contains other information that leads the RAC to believe it is likely to contain an overpayment.

NOTE: The above paragraph does not preclude the RAC from utilizing extrapolation techniques for targeted providers or services.

7.	Claims Identified with a Special Processing Number

Claims containing Special Processing Numbers are involved in a Medicare demonstration or have other special processing rules that apply. These claims are not subject to review by the RAC. CMS attempts to remove these claims from the data prior to transmission to the RACs.

8.	Prepayment Review

The RAC shall identify Medicare improper payments using the post payment claims review process. Any other source of identification of a Medicare overpayment or underpayment (such as prepayment review) is not included in the scope of this contract.

C.	Preventing Overlap

1.	Preventing overlap with contractor performing claim review and/or responsible for recoveries.

In order to minimize the impact on the provider community, it is critical that the RAC avoids situations where the RAC and another entity (Medicare contractor, PSC, MAC or law enforcement) are working on the same claim.

Therefore, the RAC Data Warehouse will be used by the RAC to determine if another entity already has the provider and/or claim under review. The RAC Data Warehouse will include a master table of excluded providers and claims. This table will be updated on an as needed basis. Before beginning a claim review the RAC shall utilize the RAC Data Warehouse to determine if exclusion exists for that claim. If exclusion exists for that claim, the RAC is not permitted to review that claim. If the exclusion is entered after the RAC begins its review, the RAC and CMS will be notified so that the RAC can cease all activity.

Definition of Exclusions - An excluded claim is a claim that has already been reviewed by another entity. This includes claims that were originally denied and then paid on appeal. Only claims may be excluded. Providers may not be excluded. Exclusions are permanent. This means that an excluded claim will

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never be available for the RAC to review.

The following contractors may input claims into the master table for exclusion:

•	Part B physician or supplier claims: the carrier or MAC medical review unit for the state.

•	Part A claims (other than inpatient PPS hospital claims and long term care hospital claims): the intermediary or MAC medical review unit for the state.

•	Part A inpatient PPS hospital claims and long term hospital claims: MAC for the state.

•	Durable Medical Equipment, Prosthetics, Orthotics and Supplies: the appropriate DME MAC/PSC medical review unit for that state.

•	Comprehensive Error Rate Testing (CERT) Contractor

•	CMS RAC Project Officer

2.	Preventing RAC overlap with contractors, CMS, OGC, DOJ, OIG and/or other law enforcement entities performing potential fraud reviews.

CMS must ensure that RAC activities do not interfere with potential fraud reviews being conducted by Benefit Integrity (BI) Program Safeguard Contractors (PSCs) or DMERC BI units or with potential fraud investigations being conducted by law enforcement. Therefore, RACs shall input all claims into the RAC Data Warehouse before attempting to identify or recover overpayments. (The master table described above will be utilized.)

Definition of Suppression - A suppressed provider and/or claim is a provider and/or claim that are a part of an ongoing investigation. Normally, suppressions will be temporary and will ultimately be released by the suppression entity.

The following contractors may input providers and/or claims into the master table for suppression:

•	Part B physician or supplier claims: the appropriate PSC, OIG, or law enforcement entity

•	Part A claims (other than inpatient PPS hospital claims and long term care hospital claims): the appropriate PSC, OIG, or law enforcement entity

•	Part A inpatient PPS hospital claims and long term hospital claims: the

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appropriate PSC, OIG, or law enforcement entity

•	CMS RAC Project Officer

•	Durable Medical Equipment, Prosthetics, Orthotics and Supplies: the appropriate PSC, OIG or law enforcement entity

D.	Obtaining and Storing Medical Records for reviews

Whenever needed for reviews, the RAC may obtain medical records by going onsite to the provider’s location to view/copy the records or by requesting that the provider mail/fax or securely transmit the records to the RAC. (Securely transmit means sent in accordance with the CMS business systems security manual – e.g., mailed CD, MDCN line, through a clearinghouse)

If the RAC attempts an onsite visit and the provider refuses to allow access to their facility, the RAC may not make an overpayment determination based upon the lack of access. Instead, the RAC shall request the needed records in writing.

When onsite review results in an improper payment finding, the RAC shall copy the relevant portions of the medical record and retain them for future use. When onsite review results in no finding of improper payment, the RAC need not retain a copy of the medical record.

When requesting medical records the RAC shall use discretion to ensure the number of medical records in the request is not negatively impacting the provider’s ability to provide care. Before contract award CMS will institute a medical record request limit. Different limits may apply for different provider types and for hospitals the limit may be based on size of the hospital (number of beds). The limit would be per provider location and type per time period. An example of a medical record limit would be no more than 50 inpatient medical record requests for a hospital with 150-249 beds in a 45 day time period. CMS may enact a different limit for different claim types (outpatient hospital, physicians, supplier, etc). The medical record request limit may also take into account a hospital’s annual Medicare payments.

The medical record request limit may not be superceded by bunching the medical record requests. For example, if the medical record request limit for a particular provider is 50 per month and the RAC does not request medical records in January and February, the RAC cannot request 150 records in March.

All Medical Request letters must adequately describe the good cause for reopening the claim. Good cause for reopening the claim may include but is not limited to OIG report findings, data analysis findings, comparative billing analysis, etc.

The RAC shall develop a mechanism to allow providers to customize their address and point of contact (e.g. Washington County Hospital, Medical Records Dept.,

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attention: Mary Smith, 123 Antietam Street, Gaithersburg, MD 20879). By January 01, 2010 all RACs shall develop a web-based application for this purpose. All web-based applications shall be approved by the CMS Project Officer. RACs may visit the CERT Contractor’s address customization website at http://www.certcdc.com/certproviderportal/verifyaddress.aspx for an example of a simple but successful system. Each medical record request must inform the provider about the existence of the address customization system.

NOTE: The RAC is encouraged to solicit and utilize the assistance of provider associations to help collect this information and house it in an easily updatable database.

1.	Paying for medical records

a.	RACs shall pay for medical records.

Should the RAC request medical records associated with:

•	an acute care inpatient prospective payment system (PPS) hospital (DRG) claim,

•

A Long Term Care hospital claim, the RAC shall pay the provider for producing the records in accordance with the current formula or any applicable payment formula created by state law. (The current per page rate is: medical records photocopying costs at a rate of $.12 per page for reproduction of PPS provider records and $.15 per page for reproduction of non-PPS institutions and practitioner records, plus first class postage. Specifically, hospitals and other providers (such as critical access hospitals) under a Medicare cost reimbursement system, receive no photocopying reimbursement. Capitation providers such as HMOs and dialysis facilities receive $.12 per page. RACs shall comply with the formula calculation found at 42 CFR §476.78(c). RACs shall also ensure compliance with any changes that are made to the formula calculation or rate in future publications of the Federal Register.)

RACs are required to pay for copying of the inpatient (PPS) and Long Term Care hospital medical records on at least a monthly basis. For example, a RAC may choose to issue checks on the 10th of the month for all medical records received the previous month. All checks should be issued within 45 days of receiving the medical record.

RACs shall develop the necessary processes to accept imaged medical records sent on CD or DVD beginning immediately, and sent via the 277 Transaction Record starting in 2010. RACs must remain capable of accepting faxed or paper medical records indefinitely.

RACs shall pay the same per page rate for the production of imaged or electronic medical records. RACs must ensure that providers/clearinghouses

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first successfully complete a connectivity and readability test with the RAC system before being invited to submit imaged or electronic records to the RAC. The RAC must comply with all CMS business system security requirements.

b.	RACs may pay for medical records.

Should the RAC request medical records associated with any other type of claim including but not limited to the facilities listed in PIM 1.1.2, paragraph 2, the RAC may (but is not required to) pay the provider for producing the record using any formula the RAC desires.

2.	Updating the Case File

The RAC shall indicate in the case file (See Task 7; section G for additional case record maintenance instructions.)

•	A copy of all request letters,

•	Contacts with ACs, CMS or OIG,

•	Dates of any calls made, and

•	Notes indicating what transpired during the call.

Communication and Correspondence with Provider- Database

To assess provider reaction to the RACs and the RAC Program, CMS will complete regular surveys with the provider community. To help determine the universe of providers contacted by a RAC, the RAC will have to supply a listing of all providers to CMS and/or the evaluation contractor. CMS encourages the RAC to utilize an electronic database for all communication and correspondence with the provider. This ensures tracking of all communication and allows for easy access for customer service representatives. This also allows for easy transmission to CMS in the event of an audit or when the listing for the surveys is due. CMS expects the listing to be due no less than twice a year.

3.	Assessing an overpayment for failing to provide requested medical record.

Pursuant to the instructions found in PIM 3.10 and Exhibits 9-12, the RAC may find the claim to be an overpayment if medical records are requested and not received within 45 days. Prior to denying the claim for failure to submit documentation the RACs shall initiate one additional contact before issuing a denial.

4.	Storing and sharing medical records

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The RAC must make available to all ACs, CMS, QICs, OIG, (and others as indicated by the PO) any requested medical record via a MDCN line.

Storing and sharing IMAGED medical records

The RAC shall, on the effective date of this contract, be prepared to store and share imaged medical records. The RAC shall:

•	Provide a document management system

•	Store medical record NOT associated with an overpayment for 1 year,

•	Store medical records associated with an overpayment for duration of the contract,

•

Maintain a log of all requests for medical records indicating at least the requester, a description of the medical record being requested, the date the request was received, and the date the request was fulfilled. The RAC Data Warehouse will not be available for this purpose. The RAC shall make information about the status of a medical record (outstanding, received, review underway, review complete, case closed) available to providers upon request. By January 01, 2010 all RACs shall develop a web-based application for this purpose. All web-based applications shall be approved by the CMS Project Officer.

For purposes of this section sharing imaged medical records means the transmission of the record on a disk, CD, DVD, FTP or MDCN line. PHI shall not be transmitted through any means except a MDCN line, postal mail, overnight courier or a fax machine.

Upon the end of the contract, the RAC shall send copies of the imaged records to the contractor specified by the PO.

E.	The Claim Review Process

1.	Types of Determinations a RAC may make

When a RAC reviews a claim, they may make any or all of the determinations listed below.

a.	Coverage Determinations

The RAC may find a full or partial overpayment exists if the service is not covered (i.e., it fails to meet one or more of the conditions for coverage listed below).

In order to be covered by Medicare, a service must:

i.	Be included in one of the benefit categories described in Title XVIII of the Act;

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ii.	Not be excluded from coverage on grounds other than 1862(a)(1); and

iii.	Be reasonable and necessary under Section 1862(a)(1) of the Act. The RAC shall consider a service to be reasonable and necessary if the RAC determines that the service is:

A.	Safe and effective;

B.	Not experimental or investigational (exception: routine costs of qualifying clinical trial services with dates of service on or after September 19, 2000 which meet the requirements of the Clinical Trials NCD are considered reasonable and necessary); and

C.	Appropriate, including the duration and frequency that is considered appropriate for the service, in terms of whether it is:

•	Furnished in accordance with accepted standards of medical practice for the diagnosis or treatment of the patient’s condition or to improve the function of a malformed body member;

•	Furnished in a setting appropriate to the patient’s medical needs and condition;

•	Ordered and furnished by qualified personnel;

•	One that meets, but does not exceed, the patient’s medical need; and

•	At least as beneficial as an existing and available medically appropriate alternative.

There are several exceptions to the requirement that a service be reasonable and necessary for diagnosis or treatment of illness or injury. The exceptions appear in the full text of §1862(a) (1) (A) and include but are not limited to:

•	Pneumococcal, influenza and hepatitis B vaccines are covered if they are reasonable and necessary for the prevention of illness;

•	Hospice care is covered if it is reasonable and necessary for the palliation or management of terminal illness;

•	Screening mammography is covered if it is within frequency limits and meets quality standards;

•	Screening pap smears and screening pelvic exam are covered if they are within frequency limits;

•	Prostate cancer screening tests are covered if within frequency limits;

•	Colorectal cancer screening tests are covered if within frequency limits; and

•	One pair of conventional eyeglasses or contact lenses furnished subsequent to each cataract surgery with insertion of an interlobular lens.

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RACs must be very careful in choosing which denial type to use since beneficiaries’ liability varies based on denial type. Benefit category denials take precedence over statutory exclusion and reasonable and necessary denials. Statutory exclusion denials take precedence over reasonable and necessary denials. Contractors should use HCFA Ruling 95-1 and the guidelines listed below in selecting the appropriate denial reason.

Limitation of Liability Determinations

If a RAC identifies a full or partial overpayment because an item or service is not reasonable and necessary, the RAC shall make and document §§1879, 1870, and 1842(l) (limitation of liability) determinations as appropriate. Because these determinations can be appealed, it is important that the rationale for the determination be documented both initially and at each level of appeal. Limitation of Liability determinations do not apply to denials based on determinations other than reasonable and necessary. See PIM Exhibits 14 -14.3 for further details.

b.	Coding Determinations

The RAC may find that an overpayment or underpayment exists if the service is not correctly coded (i.e., it fails to meet one or more of the coding requirements listed in an NCD, local coding article, Coding Clinic, CPT or CPT Assistant.)

c.	Other Determinations

The RAC may determine that an overpayment or underpayment exists if the claim was paid twice (i.e., a “duplicate claim”), was priced incorrectly, or the claims processing contractor did not apply a payment policy (e.g., paying the second surgery at 50% of the fee schedule amount).

2.	Minor Omissions

Consistent with Section 937 of the MMA, the RAC shall not make denials on minor omissions such as missing dates or signatures.

3.	Medicare Policies and Articles

The RAC shall comply with all National Coverage Determinations (NCDs), Coverage Provisions in Interpretive Manuals, national coverage and coding articles, local coverage determinations (LCDs) (formerly called local medical review policies (LMRPs)) and local coverage/coding articles in their jurisdiction. NCDs, LMRPs/LCD and local coverage/coding articles can be found in the Medicare Coverage Data Warehouse http://www.cms.hhs.gov/mcd/overview.asp). Coverage Provisions in Interpretive Manuals can be found in various parts of the Medicare Manuals. In addition, the RAC shall comply with all relevant joint signature memos forwarded to the RAC by the project officer. RACs should not apply a LCD retroactively to claims processed prior to the effective date of the policy. RAC shall ensure that policies utilized in making a

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review determination are applicable at the time the service was rendered except in the case of a retroactively liberalized LCDs or CMS National policy.

The RAC shall keep in mind that not all policy carriers the same weight in the appeals process. For example, ALJs are not bound by LCDs but are bound by NCDs and Rulings.

If an issue is brought to the attention of CMS by any means and CMS instructs the RAC on the interpretation of any policy and/or regulation, the RAC shall abide by CMS’ decision.

4.	Internal Guidelines

As part of its process of reviewing claims for coverage and coding purposes, the RAC shall develop detailed written review guidelines. For the purposes of this SOW, these guidelines will be called “Internal Guidelines.” Internal Guidelines, in essence, will allow the RAC to operationalize carrier and intermediary LCDs and NCDs. Internal Guidelines shall specify what information should be reviewed by reviewers and the appropriate resulting determination. The RAC need not hold public meetings or seek public comments on their proposed internal guidelines. However, they must make their Internal Guidelines available to CMS upon request. Internal Guidelines shall not create or change policy.

5.	Administrative Relief from Review in the Presence of a Disaster

The RAC shall comply with PIM 3.2.2 regarding administrative relief from review in the presence of a disaster.

6.	Evidence

The RAC shall only identify a claims overpayment where there is supportable evidence of the overpayment. There are two primary ways of identification:

a)	Through “automated review” of claims data without human review of medical or other records; and

b)	Through “complex review” which entails human review of a medical record or other documentation.

7.	Automated Review vs. Complex Review

a.	Automated Review. Automated review occurs when a RAC makes a claim determination at the system level without a human review of the medical record.

i.	Coverage/Coding Determinations Made Through Automated Review

The RAC may use automated review when making coverage and coding determinations only where BOTH of the following conditions apply:

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•	there is certainty that the service is not covered or is incorrectly coded, AND

•	a written Medicare policy, Medicare article or Medicare-sanctioned coding guideline (e.g., CPT statement, CPT Assistant statement, Coding Clinic statement, etc.) exists

When making coverage and coding determinations, if no certainty exists as to whether the service is covered or correctly coded, the RAC shall not use automated review. When making coverage and coding determinations, if no written Medicare policy, Medicare article, or Medicare-sanctioned coding guideline exists, the RAC shall not use automated review. Examples of Medicare-sanctioned coding guidelines include: CPT statements, CPT Assistant statements, and Coding Clinic statements.)

EXCEPTION: If the RAC identifies a “clinically unbelievable” issue (i.e., a situation where certainty of noncoverage or incorrectly coding exists but no Medicare policy, Medicare articles or Medicare-sanctioned coding guidelines exist), the RAC may seek CMS approval to proceed with automated review. Unless or until CMS approves the issue for automated review, the RAC must make its determinations through complex review.

ii.	Other Determinations Made Through Automated Review The RAC may use automated review when making other determinations (e.g. duplicate claims, pricing mistakes) when there is certainty that an overpayment or underpayment exists. Written policies/articles/guidelines often don’t exist for these situations.

b.	Complex Review. Complex review occurs when a RAC makes a claim determination utilizing human review of the medical record. The RAC may use complex review in situations where the requirements for automated review are not met or the RAC is unsure whether the requirements for automated review are met. Complex medical review is used in situations where there is a high probability (but not certainty) that the service is not covered or where no Medicare policy, Medicare article, or Medicare-sanctioned coding guideline exists. Complex copies of medical records will be needed to provide support for the overpayment.

c.	Summary of Automated vs. Complex. The chart below summarizes these requirements.

Automated
(without medical record)
Complex Review (with medical record)		Coverage/Coding Determinations		Other Determinations (duplicates, pricing mistakes, etc)
Written	No written	Written Medicare	No written Medicare	Certainty	NO

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Medicare policy/article or Medicare- sanctioned coding guidelines exists	Medicare policy/article or Medicare- sanctioned coding guidelines exists	policy/article or Medicare- sanctioned coding guidelines exists		policy/article or Medicare-sanctioned coding guidelines exists		exists	Certainty exists
			NO		NO
		Certainty	Certainty	Certainty	Certainty
		exists	exists	exists	exists
Allowed	Allowed (often called “Individual Claim Determinations”)	Allowed	Not allowed	Allowed with prior CMS approval (often called “clinically unbelievable” situations)	Not allowed	Allowed	Not allowed

8.	Individual Claim Determinations

The term “individual claim determination” refers to a complex review performed by a RAC in the absence of a written Medicare policy, article, or coding statement. When making individual claim determinations, the RAC shall utilize appropriate medical literature and apply appropriate clinical judgment. The RAC shall consider the broad range of available evidence and evaluate its quality before making individual claim determinations. The extent and quality of supporting evidence is key to defending challenges to individual claim determinations. Individual claim determinations which challenge the standard of practice in a community shall be based on sufficient evidence to convincingly refute evidence presented in support of coverage. The RAC shall ensure that their CMD is actively involved in examining all evidence used in making individual claim determinations and acting as a resource to all reviewers making individual claim determinations.

9.	Staff Performing Complex Coverage/Coding Reviews

Whenever performing complex coverage or coding reviews (i.e., reviews involving the medical record), the RAC shall ensure that coverage/medical necessity determinations are made by RNs or therapists and that coding determinations are made by certified coders. The RAC shall ensure that no nurse, therapist or coder reviews claims from a provider who was their employer within the previous 12 months. RACs shall maintain and provide documentation upon the provider’s request the credentials of the individuals making the medical review determinations. If the provider requests to speak to the CMD regarding a claim(s) denial the RAC shall ensure the CMD participates in the discussion.

10.	Timeframes for Completing Complex Coverage/Coding Reviews

RACs shall complete their complex reviews within 60 days from receipt of the medical record documentation. RACs may request a waiver from CMS if an extended timeframe is needed due to extenuating circumstances. If an extended timeframe for review is granted RACs shall notify the provider in writing or via a web-based application of the situation that has resulted in the delay and will indicate

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that the Notification of Findings will be sent once CMS approves the RAC moving forward with the review.

11.	Re-openings of Claims Denied Due to Failure to Submit Necessary Medical Documentation (remittance advice code N102 or 56900)

In cases where the RAC denies a claim with remittance advice code N102 or 56900 (“This claim has been denied without reviewing the medical record because the requested records were not received or were not received timely.”) and the denial is appealed, the appeals department may, at CMS direction, send the claim to the RAC for reopening under certain conditions, listed in CMS Pub. IOM 100-04, chapter 34, §10.3. If this occurs, the RAC shall conduct a reopening of claims sent by the appeals department within 30 days of receipt of the forwarded claim and requested documentation by the RAC. In addition, the RAC shall issue a new letter containing the revised denial reason and the information required by PIM chapter 3, §3.6.5.

F.	Activities Following Review

1.	Rationale for Determination.

The RAC shall document the rationale for the determination. This rationale shall list the review findings including a detailed description of the Medicare policy or rule that was violated and a statement as to whether the violation resulted in an improper payment.

The RAC shall make available upon request by any other ACs, CMS, OIG, (and others as indicated by the PO) any requested rationale.

Storing and making available IMAGED rationale documents

The RAC shall on the effective date of this contract be prepared to store and share imaged medical records. The RAC shall:

•	Provide a document management system that meets CMS requirements,

•	Store rationale documents NOT associated with an overpayment for 1 year,

•	Store rationale documents associated with an overpayment for the duration of the contract,

•

Maintain a log of all requests for rationale documents indicating at least the requester, a description of the medical record being requested, the date the request was received, and the date the request was fulfilled. The RAC Data Warehouse will not be available for this purpose.

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Upon the end of the contract, the RAC shall send copies of the imaged rationale documents to the contractor specified by the PO.

2.	Validation Process

a.	Validating the Issue

RACs are encouraged to meet with the FIs, carriers, and MACs in their jurisdiction to discuss potential findings the RAC may have identified. The RAC may request that the FI/Carrier/MAC review some claims in order to validate the accuracy of the RAC determination.

b.	Validating the Claims at CMS or the RAC Validation Contractor

Once the RAC has chosen to pursue a new issue that requires complex or automated review, the RAC shall notify the PO of the issue in a format to be prescribed by the PO. The PO will notify the RAC which issues have been selected for claim validation (either by CMS or by an independent RAC Validation Contractor). The RAC shall forward any requested information in a format to be prescribed by the PO. The PO will notify the RAC if/when they may begin issuing medical record request letters (beyond the 10 test claims) and demand letters on the new issue. The RAC shall not issue any demand letters on issues that have not approved by CMS. The RAC may request up to 10 medical records when developing a test case for CMS to validate. The RAC shall not issue medical record requests beyond the 10 test claims without prior PO approval. CMS or the RAC Validation Contractor may also evaluate the clarity, accuracy, and completeness of the RAC letter to providers.

3.	Communication with Providers about Improper Payment Cases

The RAC may send the provider only one review results per claim. For example, a RAC may NOT send the provider a letter on January 10 containing the results of a medical necessity review and send a separate letter on January 20 containing the results of the correct coding review for the same claim. Instead, the RAC must wait until January 20 to inform the provider of the results of both reviews in the same letter. It is acceptable to send one notification letter that contains a list of all the claims denied for the same reason (i.e. all claims denied because the wrong number of units were billed for a particular drug). In situations in which the RAC identifies two different reasons for a denial, a letter should be sent for each reason identified. For example, if the RAC identified a problem with the coding of respiratory failure and denied several claim(s) because the wrong procedure code and wrong diagnosis codes were billed, the RAC should send two separate letters. The first letter should list all claims in which an improper payment was identified

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that contained the wrong procedure code and the second letter should identify those denied because the wrong diagnosis code was billed.

RACs shall ensure that the date a claim was reopened (regardless of the demand letter issue date) is documented and the rationale for good cause when claims are reopened more than 12 months from date of the initial determination. Including this information will lend credibility to RAC documentation if the RAC determination is appealed. RACs shall clearly document the date the claim was reopened and the rational for good cause in the Notification of RAC Review Findings (for initial determinations made by a Part A claims processing contractor), in the demand letter (for initial determinations made by a Part B claims processing contractor) and in all case files.

a.	Automated review

The RAC shall communicate to the provider the results of each automated review that results in an overpayment determination. The RAC shall inform the provider of which coverage/coding/payment policy or article was violated. The RAC need not communicate to providers the results of automated reviews that do not result in an overpayment determination. The RAC shall record the date and format of this communication in the RAC Data Warehouse.

b.	Complex review

The RAC shall communicate to the provider the results of every complex review (i.e., every review where a medical record was obtained), including cases where no improper payment was identified. In cases where an improper payment was identified, the RAC shall inform the provider of which coverage/coding/payment policy or article was violated. The RAC shall record the date and format of this communication in the RAC Data Warehouse.

c.	Contents of Notification of RAC Complex Review Findings Letter

The RAC shall send a letter to the provider indicating the results of the review within 60 days of the exit conference (for provider site reviews) or receipt of medical records (for RAC site reviews). If the RAC need more than 60 days, they are to contact the Project Officer for an extension. Each letter must include:

•	Identification of the provider(s) or supplier(s)—name, address, and provider number;

•	The reason for conducting the review (See Section SOW 2F-3);

•	A narrative description of the overpayment situation: state the specific issues involved which created the improper payment and

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any pertinent issues as well as any recommended corrective actions the provider should consider taking;

•

The findings for each claim in the sample, including a specific explanation of why any services were determined to be non-covered, or incorrectly coded; A list of all individual claims including the actual amounts determined to be noncovered, the specific reason for noncoverage, the amounts denied,

•	For statistical sampling for overpayment estimation reviews, any information required by PIM, chapter 3, section 3.10.4.4;

•	An explanation of the provider’s or supplier’s right to submit a rebuttal statement prior to recoupment of any overpayment (see PIM Chapter 3, Section 3.6.6);

•

An explanation of the procedures for recovery of overpayments including Medicare’s right to recover overpayments and charge interest on debts not repaid within 30 days, and the provider’s right to request an extended repayment schedule;

•	The provider appeal rights information;

•	All demand letter requirements listed in Task 4, Section A-Written Notification to Provider.

4.	Determine the Overpayment Amount

a.	Full denials

A full denial occurs when the RAC determines that:

i.	The submitted service was not reasonable and necessary and no other service (for that type of provider) would have been reasonable and necessary, or

ii.	No service was provided.

The overpayment amount is the total paid amount for the service in question.

b.	Partial denials

A partial denial occurs when the RAC determines that:

i.	The submitted service was not reasonable and necessary but a lower level service would have been reasonable and necessary, or

ii.	The submitted service was upcoded (and a lower level service was actually performed) or an incorrect code (such as a discharge status code) was submitted that caused a higher payment to be made.

iii.	The AC failed to apply a payment rule that caused an improper payment (e.g. failure to reduce payment on multiple surgery cases).

Note: Other situations that are not categorized above should be brought to

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the CMS PO’s attention before the RAC sends notification to the provider.

In these cases, the RAC must determine the level of service that was reasonable and necessary or represents the correct code for the service described in the medical record. In order to determine the actual overpayment amount, the claim adjustment will have to be completed by the AC. Once the AC completes the claim adjustment, the AC will notify the RAC through the RAC Data Warehouse (or another method instructed by CMS) of the overpayment amount. The RAC shall then proceed with recovery. The RAC can only collect the difference between the paid amount and the amount that should have been paid.

*How the adjustment is completed in the shared system may not necessarily correlate with the RAC contingency amount. For example, a RAC contingency amount could equate to the difference between the full denial and any services determined by CMS to be payable.

c.	Extrapolation

Follow the procedures found in PIM 3.10 and Exhibits 9-12, as well as MMA Section 935(a), regarding the use of extrapolation.

d.	Recording the Improper Payment Amount in the RAC Data Warehouse

The RAC shall update the RAC Data Warehouse with:

•	The improper payment amount for each claim in question;

•	Line level claim detail;

•	The date of the original demand/notification letter;

•	Appeal status;

•	Collection detail and/or adjustments due to errors/appeals;

•	Any other claim level information found in the RAC Data Warehouse User Guide.

Once an overpayment is identified, the RAC shall proceed with the Recovery of Medicare Overpayments.

G.	Potential Fraud

The RAC shall report instances of potential fraud immediately to the CMS PO. (See Task 7 section F on recalled cases)

H.	Potential Quality Problems

The RAC shall report potential quality issues immediately to the QIO. The mechanism to report potential quality issues shall be addressed in the JOA between

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the RAC and the QIO. If a JOA cannot be reached with a particular QIO, the RAC shall report the potential quality issue to their CMS PO.

I.	RAC Medical Director

Each RAC must employ a minimum of one FTE contractor medical director (CMD) and arrange for an alternate when the CMD is unavailable for extended periods. The CMD FTE must be composed of either a Doctor of Medicine or a Doctor of Osteopathy who has relevant work and educational experience. More than one individual’s time cannot be combined to meet the one FTE minimum.

Relevant Work Experience

•	Prior work experience in the health insurance industry, utilization review firm or health care claims processing organization,

•	Extensive knowledge of the Medicare program particularly the coverage and payment rules, and

•	Public relations experience such as working with physician groups, beneficiary organizations or Congressional offices.

Relevant Educational Experience

•	Experience practicing medicine as a board certified doctor of medicine or doctor who is currently licensed.

All clinicians employed or retained as consultants must be currently licensed to practice medicine in the United States, and the contractor must periodically verify that the license is current. When recruiting CMDs, contractors must give preference to physicians who have patient care experience and are actively involved in the practice of medicine. The CMD’s duties relevant to the RAC are listed below.

Primary duties include:

•	Providing the clinical expertise and judgment to understand LCDs, NCDs and other Medicare policy;

•	Serving as a readily available source of medical information to provide guidance in questionable claims reviews situations;

•	Recommending when LCDs, NCDs, provider education, system edits or other corrective actions are needed or must be revised to address RAC vulnerabilities;

•	Briefing and directing personnel on the correct application of policy during claim adjudication, including through written internal claim review guidelines;

•	Keeping abreast of medical practice and technology changes that may result in improper billing or program abuse;

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Other duties include:

•	Interacting with the CMDs at other contractors and/or RACs to share information on potential problem areas;

•	Participating in CMD clinical workgroups, as appropriate; and

•	Upon request, providing input to CO on national coverage and payment policy, including recommendations for relative value unit (RVU) assignments.

•	Participating in CMS/RAC presentations to providers and associations

To prevent conflict of interest issues, the CMD must provide written notification to CMS within 3 months after the appointment, election, or membership effective date if the CMD becomes a committee member or is appointed or elected as an officer in any State or national medical societies or other professional organizations. In addition, CMDs who are currently in practice should notify CMS of the type and extent of the practice.

J.	Assisting CMS in the development of the Medicare Improper Payment Prevention Plan

Through monthly calls, monthly reports and databases the RAC shall assist CMS in the development of the Medicare Improper Payment Prevention Plan. The Medicare Improper Payment Prevention Plan is a listing of all RAC vulnerabilities identified that CMS may need to address through LCDs, NCDs, provider education or system edits.

K.	Communication with Other Medicare Contractors

1.	Joint Operating Agreement

The RAC shall be required to complete a Joint Operating Agreement (JOA) with all applicable Medicare contractors (FIs, Carriers, DME MACs, MACs, QIOs, QICs, PSCs…). The JOA shall encompass all communication between the Medicare contractor and the RAC. The JOA shall be a mutually agreed to document that is reviewed quarterly and updated as needed. The JOA shall prescribe 1) agreed upon service levels and 2) notification and escalation mechanisms with CMS involvement.

2.	Referrals from CMS

At CMS discretion, the RAC may receive referrals or “tips” on potential overpayments from CMS, ACs, and OIG or law enforcement. The RAC shall work with the appropriate entities concerning formats and transfer arrangements. The RAC must consider all referrals, but is not required to pursue all referrals.

NOTE: CMS is developing a web-based referral tracking system. This system will be available to all Medicare contractors, to CMS and to the RACs to make and track

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referrals. The RACs will be required to review the referral tracking system and to determine if the referral will be reviewed or not. The RAC is not required to act upon any referral. However, the RAC is required to update CMS with the decision and status. The expected timeframe for review and decision is 30-45 days from the referral being entered into the system.

Task 3- Underpayments

The RAC will review claims, using automated or complex reviews, to identify potential Medicare underpayments. Upon identification the RAC will communicate the underpayment finding to the appropriate affiliated contractor. The mode of communication and the frequency shall be agreed upon by both the RAC and the affiliated contractor. This communication shall be separate from the overpayment communications.

After receipt the affiliated contractor will validate the Medicare underpayment. If necessary, the RAC shall share any documentation supporting the underpayment determination with the affiliated contractor. Once the affiliated contractor validates the underpayment occurrence, adjusts the claim and pays the provider, the RAC shall include the amount of the actual underpayment on the next payment invoice. Neither the RAC nor the AC may ask the provider to correct and resubmit the claim.

Once the appropriate affiliated contractor has validated the Medicare underpayment, the RAC will issue a written notice to the provider. This Underpayment Notification Letter shall include the claim(s) and beneficiary detail. A sample letter shall be approved by the CMS Project Officer before issuing the first letter.

For purposes of the RAC program, a Medicare underpayment is defined as those lines or payment group (e.g. APC, RUG) on a claim that was billed at a low level of payment but should have been billed at a higher level of payment. The RAC will review each claim line or payment group and consider all possible occurrences of an underpayment in that one line or payment group. If changes to the diagnosis, procedure or order in that line or payment group would create an underpayment, the RAC will identify an underpayment. Service lines or payment groups that a provider failed to include on a claim are NOT considered underpayments for the purposes of the program.

Examples of an Underpayment:

1.	The provider billed for 15 minutes of therapy when the medical record clearly indicates 30 minutes of therapy was provided. (This provider type is paid based on a fee schedule that pays more for 30 minutes of therapy than for 15 minutes of therapy)

2.	The provider billed for a particular service and the amount the provider was paid was lower than the amount on the CMS physician fee schedule.

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3.	A diagnosis/condition was left off the MDS but appears in the medical record. Had this diagnosis or condition been listed on the MDS, a higher payment group would have been the result.

The following will NOT be considered an underpayment:

1.	The medical record indicates that the provider performed additional services such as an EKG, but the provider did not bill for the service. (This provider type is paid based on a fee schedule that has a separate code and payment amount for EKG)

2.	The provider billed for 15 minutes of therapy when the medical record clearly indicates 30 minutes of therapy was provided…however, the additional minutes do not affect the grouper or the pricier. (This provider type is paid based on a prospective payment system that does not pay more for this much additional therapy.)

3.	The medical record indicates that the provider implanted a particular device for which a device APC exists (and is separately payable over and above the service APC), but the provider did not bill for the device APC.

Reporting of Underpayments

On a monthly basis the RAC shall submit a report to the PO listing all underpayments the RAC identified during the month. The report shall include the claim number, the provider number, the claim paid date(s), the original amount paid and the reason for the underpayment.

RAC DataWarehouse

Upon submission of the underpayment to the affiliated contractor, the RAC shall input the underpayment into the RAC Database. The RAC shall utilize the RAC DataWarehouse to learn of the payment amount to the provider for invoicing purposes unless other arrangements are made with the affiliated contractor in the JOA.

Provider Inquiries

The RAC will have no responsibility to accept case files from providers for an underpayment case review. If case files are received from providers that were not requested by the RAC, the RAC may shred the record requests. The RAC is under no obligation to respond to the provider.

Medical Record Requests

The RAC may request medical records for the sole purpose of identifying an underpayment. If required, the RAC will pay for all medical record requests, regardless of if an underpayment or overpayment is determined.

Appeal of the Underpayment Determination

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The provider does not have any official appeals rights in relation to an underpayment determination. The provider may utilize the RAC rebuttal process and discuss the underpayment determination with the RAC. If the provider disagrees with the RAC that an underpayment exists, the RAC shall defer to the billing provider’s judgment and request that the FI or carrier “undo” the underpayment. In addition, the RAC shall forward all supporting documentation, including the validation from the FI or Carrier to the CMS Project Officer or his/her delegate.

Task 4- Recoupment of Overpayments

The RAC(s) will pursue the recoupment of Medicare overpayments that are identified through Task 2. The recovery techniques utilized by the RAC shall be legally supportable. The recovery techniques shall follow the guidelines of all applicable CMS regulations and manuals as well as all federal debt collection standards. Some guidelines specific to CMS include, but are not limited to, 42 CFR, the Debt Collection Improvement Act of 1996, and the Federal Claims Collection Act, as amended. The RAC is required to follow the manual guidelines in the Medicare Financial Management Manual, Chapter 3 & 4, as well as instructions in CMS One Time Notifications and Joint Signature Memorandum unless otherwise instructed in this statement of work or specifically agreed to by the PO.

Adjustment Process

The RAC shall not attempt recoupment or forward any claim to the FI/Carrier/MAC/DME MAC or the applicable CMS Data Center for adjustment if the amount of the overpayment is less than $10.00. Claims less than $10.00 cannot be aggregated to allow for demand.

The RAC shall not forward any claim to the FI/Carrier/MAC/DME MAC or the CMS Data Center for adjustment if the amount of the underpayment is less than $1.00.

The RAC shall not forward claims to the FI/Carrier/MAC/DME MAC for adjustment if the claim is incorrectly coded but the coding error does not equate to a difference in the payment amount. For example, HCPCS code xxxxx requires a modifier for payment. Payment with the modifier is $25.50 per service. Without the modifier payment is $25.50 per service. While the claim without the modifier is incorrect, there is no overpayment or underpayment and the claim shall not be forwarded for adjustment.

Sometimes when the system adjusts the claim for the RAC identified overpayment other lines are adjusted because of system edits. CMS calls these additional lines associated findings. While the RAC did not identify these lines for adjustment, they were initiated because of the RAC adjustment.

The RAC receives credit for the entire claim adjustment and the RAC shall include these additional lines and denial reason codes on the written notification to the provider. This

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is currently only possible for Part B demand letters. However, RACs are still required to have knowledge and an understanding of the associated findings on all Part A claims in the event a provider has a question.

Also, a RAC identified adjustment may trigger the denial of the entire claim because of a known Medicare Secondary Payer occurrence or a known instance of the beneficiary’s enrollment in a managed care plan. If an entire claim is denied because of managed care eligibility or a known MSP occurrence the RAC will not receive credit for the denial and will not receive credit for the adjustment identified by the RAC.

When partial adjustments to claims are necessary, the FI/Carrier/MAC/DME MAC shall downcode the claim whenever possible. The RAC will only be paid a contingency payment on the difference between the original claim paid amount and the revised claim paid amount. Some examples include DRG validations where a lower-weighted DRG is assigned, claim adjustments resulting in a lower payment amount, inpatient stays that should have been billed as outpatient, SNF…. If the system cannot currently accommodate this type of downcoding/adjustments, CMS will work with the system maintainers to create the necessary changes. This includes some medical necessity claims.

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Part B Adjustment Process

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Part A Adjustment Process

In the demonstration each FI/Carrier/DME MAC and the RAC worked collaboratively to

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develop methods to automate adjustments. This was successful in some areas and more difficult in others. In areas where automation was difficult backlogs of claims requiring adjustment were created. With expansion of the RAC Program CMS realizes the need for standardization of all reporting and automation. CMS is currently in the process of creating standard system changes to all shared systems (FISS, MCS, and VMS). CMS does not have a completion date for the system changes. Until CMS has complete system changes manual adjustments may be required and it is possible backlogs will occur. While CMS will work with the appropriate FI/Carrier/MAC/DME MAC and the RAC to eliminate the backlog, CMS will not compensate the RAC for claims stuck in the backlog.

A. Written Notification of Overpayment

Part A Process

After identification and validation, if necessary, the RAC shall send written notification of the overpayment to the provider. The written notification shall include all necessary information specified in the Medicare Financial Management Manual, Chapter 4 (unless specifically excluded in this statement of work). The CMS Project Officer shall approve all written notifications to the provider before any letters can be sent.

Part B Process

After the claim is adjusted and an accounts receivable is created, the RAC shall issue a demand letter to the provider. The demand letter shall include all necessary requirements specified in the Medicare Financial Management Manual, Chapter 4, and section 90 (unless specifically excluded in this statement of work). The CMS Project Officer shall approve all demand letters to the provider before any letters can be sent.

CMS is moving toward standardized base letters for use by each RAC. CMS anticipates the standardized base letters will be available by the award of the contract. These letters will be found in the Medicare Financial Management Manual, Chapter 4, and section 100. Use of the standardized base letter will be required; however each RAC will add additional information pertinent to each overpayment identification.

B. Recoupment through Current and/or Future Medicare Payments

Medicare utilizes recoupment, as defined in 42 CFR 405.370 to recover a large percentage of all Medicare provider overpayments. “Recoupment” as defined in 42 CFR 405.370 is the recovery by Medicare of any outstanding Medicare debt by reducing present or future Medicare provider payments and applying the amount withheld to the indebtedness. Overpayments identified and demanded by the RAC will also be subject to the existing withholding procedures. The existing withhold procedures can be found in the Medicare Financial Management Manual, Chapter 4, section 40.1. Withholding of present and/or future payments will occur by the appropriate Medicare FI/Carrier/MAC/DME MAC. These withhold procedures will be used for all provider overpayments.

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Once payments are withheld, the withhold remains in place until the debt is satisfied in full or alternative payment arrangements are made. As payments are withheld they are applied against the oldest outstanding overpayment. The debt receiving the payments may or may not have been determined by the RAC. All payments are first applied to interest and then to principal. Interest accrues from the date of the demand letter and in accordance with 42 CFR 405.378.

The RAC will receive a contingency payment, as stated in the Payment Methodology attachment, for all amounts recovered from withholding of present and/or future payments that are applied to the principal amount identified and demanded by the RAC.

The RAC should not stop recovery attempts strictly because recoupment of the overpayment through current and/or future Medicare payments is being attempted. Outside of the first demand letter and the Intent to Refer demand letter and the offset process, the RAC can determine the recovery methods they choose to utilize. See the Medicare Financial Management Manual, Chapter 4 §20 and §90 for minimum requirements of the Medicare FIs/Carriers/MACs/DME MACs. All recoupment methods shall be explained in detail in the bidder’s proposal.

C. Repayment Through Installment Agreements

The RAC shall offer the provider the ability to repay the overpayment through an installment plan. The RAC shall have the ability to approve installment plans up to 12 months in length. If a provider requests an installment plan over 12 months in length the RAC shall forward a recommendation to the appropriate regional office. The regional office will review the case and if the recommended installment plan is over 36 months in length, the regional office will forward the recommendation to Central Office for approval. The RAC shall not deny an installment plan request. However, the RAC may recommend denial. All recommended denials shall be forwarded to the appropriate regional office for review. If necessary the regional office will request Central Office assistance. If an installment plan requires assistance from the Regional or Central Office, the package shall include all documents listed in the Medicare Financial Management Manual, Chapter 4, Section 50.3. When reviewing all installment agreements the RAC shall follow the guidelines in section 1893(f) (1) of the Social Security Act as amended by section 935(a) of the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

The RAC will receive a contingency payment based on the principal amount of each installment payment. As the provider submits monthly payments, the RAC shall receive the applicable contingency payment for the principal amount received.

D. Referral to the Department of Treasury

The Debt Collection Improvement Act of 1996 (DCIA) requires federal agencies to refer eligible delinquent debt to a Treasury designated Debt Collection Center for cross servicing and further collection activities, including the Treasury Offset Program. CMS

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is mandated to refer all eligible debt, over 180 days delinquent, for cross servicing.

Per DCIA referral criteria, “delinquent” is defined as debt: (1) that has not been paid (in full) or otherwise resolved by the date specified in the agency’s initial written notification (i.e., the agency’s first demand letter), unless other payment arrangements have been made, or (2) that at any time thereafter the debtor defaults on a repayment agreement.

Debts ineligible for referral include:

•	Debts in appeal status (pending at any level);

•	Debts where the debtor is in bankruptcy;

•

Debts under a fraud and abuse investigation if the contractor has received specific instructions from the investigating unit (i.e., Office of Inspector General or Office of General Counsel, etc.) not to attempt collection;

•

Debts in litigation (“litigation” means litigation which involves the federal government as a party; it does not include litigation between the debtor and some party other than the federal government);

•	Debts where the only entity which received the last demand letter is the employer and the employer is a Federal agency (MSP debts only);

•	Debts where the debtor is deceased;

•	Debts where CMS has identified a specific debt or group of debtors as excluded from DCIA referral (MSP debts only);

•	Debts where there is a pending request for a waiver or compromise;

•	Debts less than $25.00 (for non-MSP this amount is principal only; for MSP this amount is principal and interest);

•	Debts of $100 or less where no TIN is available.

The RAC shall issue a written notification to the debtor with the appropriate intent to refer language within a time frame that allows for the RAC to issue an appropriate reply to all timely responses to the “intent to refer” letter before the debt is 130 days delinquent. All outstanding debts remaining unresolved and not under a non-delinquent installment agreement must be sent to the affiliated contractor for referral to Treasury on or before they are 130 days delinquent. The intent to refer language can be found in the Medicare Financial Management Manual, Chapter 4, and Section 70. The RAC is required to cease all recovery efforts once the debt is referred to the Department of Treasury. The AC will prepare the case for referral and will notify the RAC, through the RAC Data Warehouse when the debt is referred. Once the overpayment referred is it is no longer the responsibility of the RAC.

E. Compromise and/or Settlement of Overpayment

The RAC shall not have any authority to compromise and/or settle an identified or possible overpayment. If a debtor presents the RAC with a compromise request, the RAC shall forward the overpayment case and all applicable supporting documentation to the CMS PO for direction. The RAC must include its recommendation on the request and justification for such recommendation. If the debt is greater than $100,000, the package must include a completed Claims Collection Litigation Report (CCLR). If the provider

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presents the RAC with a settlement offer or a consent settlement request, the RAC shall forward the overpayment case and all applicable supporting documentation to the CMS PO for direction. If CMS determines that a compromise and/or settlement is in the best interests of Medicare, the RAC shall receive a contingency payment for the portion of principal that was recouped, providing that the RAC initiated recoupment by sending a demand letter prior to the compromise and/or settlement offer being received.

F. Voluntary/Self-Reported Overpayments by the Provider

If a provider voluntarily self-reports an overpayment after the RAC issues a demand letter or a request for medical record, the RAC will receive a discounted contingency fee based on the Payment Methodology Scale. In order to be eligible for the contingency fee, the type and dates of service for the self-reported overpayment must be in the RAC’s most recently approved project plan.

•	If the provider self-reports this kind of case to the RAC, the RAC shall document the case in its files and the RAC Data Warehouse, and forward the check to the appropriate Medicare contractor.

•

If the provider self-reports this kind of case to the Medicare contractor, the Medicare contractor will notify the RAC. The RAC will document the case in its files and the RAC Data Warehouses. Timeframes associated with the reporting of the voluntary/self-reported overpayment shall be addressed in the JOA between the RAC and the AC/MAC.

The RAC shall cease recovery efforts for the claims involved in the self-report immediately upon becoming aware (i.e., when the RAC is notified by the Medicare contractor, the provider, etc.)

If a provider voluntarily self-reports an overpayment, and the self-reported overpayment does NOT involve the same types of services for which the RAC had issued a demand letter or a request for medical records, then the RAC is not entitled to a contingency fee amount.

•	If the provider self-reports this kind of case to the RAC, the RAC shall forward the check to the appropriate Medicare contractor.

•	If the provider self-reports this kind of case to the Medicare contractor, the RAC need take no action.

The RAC may continue recovery efforts since the overpayment the provider self-reported involved a different provider/service combination.

Unsolicited/Voluntary Refunds (by check or claims adjustment, including those due to credit balances)

Occasionally the AC may receive an unsolicited/voluntary refund from a provider. An

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unsolicited/voluntary refund is a refund that is submitted to the AC without a demand letter. It is a situation where the provider realizes that a refund is due the Medicare program and refunds the money to the AC. By definition, an unsolicited/voluntary refund (by check or by claims adjustment) must occur before a demand letter is issued. The RAC shall not receive any contingency payment on an unsolicited/voluntary refund.

G. Recoupment During the Appeals Process

The RAC shall ensure that all demand letters initiated as a result of an identified overpayment in Task 2 contain provider appeal rights, where applicable.

If a provider files an appeal with the appropriate entity within the appropriate timeframes, the RAC shall follow all CMS guidance regarding Section 1893(f) (2) of the Social Security Act as amended by section 935(a) of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 regarding the limitation on recoupment.

If Section 935(a) is applicable following all CMS guidelines, once the RAC is notified of the appeal request, the RAC shall cease all recovery efforts. If a provider instructs the RAC that it has filed an appeal, the RAC shall cease recovery efforts and confirm the appeal request with the CMS Project Officer or its delegate. After the reconsideration level of the appeal process (completed by the Qualified Independent Contractor (QIC)) is adjudicated (or the first level of appeal if the QIC reconsideration process has not been implemented yet), the RAC shall resume recovery efforts if the decision was not favorable to the provider.

The aging of the provider overpayment for debt referral purposes will cease while recovery efforts are stopped during the appeal process. Interest shall continue to accrue, from the date of the demand letter, throughout the appeals process.

H. Interest

Regulations regarding interest assessment on determined Medicare overpayments and underpayments can be found at 42 CFR 405.378. Interest will accrue from the date of the final determination and will either be charged on the overpayment balance or paid on the underpayment balance for each full 30-day period that payment is delayed. The interest rate in effect on the date of final determination is the rate that will be assessed for the entire life of the overpayment. When payments are received, payments are first applied to any accrued interest and then to the remaining principal balance. Contingency fees are based upon the principal amounts recovered. All payments are applied to interest first, principal second.

I. Customer Service

The RAC shall provide a toll free customer service telephone number in all correspondence sent to Medicare providers or other prospective debtors. The customer service number shall be staffed by qualified personnel during normal business hours from 8:00 a.m. to 4:30 p.m. in the applicable time zone. For example, if the RAC is

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conducting the demonstration in California the customer service number shall be staffed from 8:00am to 4:30pm Pacific standard time. After normal business hours, a message shall indicate the normal business hours for customer service. All messages playing after normal business hours or while on hold shall be approved by the CMS Project Officer before use.

The staff answering the customer service lines shall be knowledgeable of the CMS recovery audit program. The staff shall have access to all identified improper payments and shall be knowledgeable of all possible recovery methods and the appeal rights of the provider. If need be, the staff person responsible for that overpayment shall return the call within 1 business day. The RAC shall provide a translator for Spanish speaking providers or other prospective debtors. This translator shall be available within 1 business day of the provider’s original call.

The RAC shall utilize a Quality Assurance (QA) program to ensure that all customer service representatives are knowledgeable, being respectful to providers and providing timely follow-up calls when necessary. The QA program shall be described in detail in the proposal.

The RAC shall respond to written correspondence within 30 days of receipt. The RAC shall provide the CMS Project Officer with copies by fax and mailed hard copy, of all correspondence indicating displeasure with the RAC, in the overpayment identification, or in the recovery methods utilized, within ten (10) calendar days of receipt of such correspondence. (If the RAC is not sure how the correspondence will be interpreted, it should forward the correspondence to the CMS PO.)

The RAC shall provide remote call monitoring capability to CMS personnel in Baltimore or the regional offices, if directed by the CMS PO. The RAC phone system must notify all callers that the call may be monitored for quality assurance purposes.

The RAC shall retain a written report of contact for all telephone inquiries and supply it to the CMS PO within 48 hours of it being when requested.

The provider outreach plan should include a component on customer service and should be updated with the project plan, as needed. CMS may stop recovery work in a particular region if evidence leads CMS to believe the customer service plan is not appropriate and/or effective. This “stop order” would be effective until CMS was satisfied with all improvements made in the customer service area.

Task 5- Supporting Identification of Overpayments in the Medicare Appeal Process and/or in the DCIA Process.

Providers are given appeal rights for the majority of Medicare overpayments determined during the post payment review process. If a provider chooses to appeal an overpayment determined by the RAC, the RAC shall assist CMS with support of the overpayment determination throughout all levels of the appeal.

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This includes providing supporting documentation (including the medical record) with appropriate reference to Medicare statutes, regulations, manuals and instructions when requested, providing assistance, and representing CMS at any hearings associated with the overpayment when requested by CMS.

Providers shall request an appeal through the appropriate Medicare appeals process. A third party shall adjudicate all appeal requests related to provider overpayments identified by the RAC. This third party may be the current Medicare contractor, a third party contractor identified by CMS, a Qualified Independent Contractor, an Administrative Law Judge, or HHS’ Departmental Appeals Board’s Medicare Appeals Council. Some recovery claims may eventually be appealed to the appropriate Federal court. If the RAC receives a written appeal request it shall forward it to the appropriate third party adjudicator within one business day of receipt. If the appropriate Medicare contractor is not known, the RAC shall contact the CMS PO within one business day of receipt for assistance. If the RAC receives a verbal request for appeal from a provider, the RAC shall give the provider the telephone number of the appropriate Medicare contractor and inform them that their verbal request does not suspend the permissible time frame for requesting an appeal as set forth in the demand letter.

The appropriate Medicare contractor will notify the RAC and the CMS PO of the appeal request and the outcome of each applicable appeal level. This notification will occur at least one a month.

Additionally the RAC must provide support, as needed, if the debt is disputed outside of the formal administrative appeals process after being returned to the local contractor (or a third party as designated by CMS) for further collection action including referral to the Department of the Treasury for further debt collection activities.

Task 6a- Reporting of Identified, Demanded and Collected Medicare Overpayments and Identified Medicare Underpayments

The RAC will be required on a monthly basis to provide the CMS PO or its delegate with detailed information concerning overpayments and underpayments that have been identified, overpayments that have been demanded and overpayments that have been fully or partially collected. The RAC shall have supporting documentation for all line items on the report. This report will be due no later than the fifth (5th) business day of the following month. Task 1, C.2 contains additional information required in the monthly financial reports.

Data Warehouse Reporting of Possible/Identified Improper Payments

CMS utilizes a Data Warehouse to house information on potential and outstanding improper payments under the RAC realm of responsibility. This Data Warehouse stores outstanding overpayment data, determination dates, principal and interest amounts, the status of the overpayment and allows CMS to prepare detailed and/or summary reports from various data included in the Data Warehouse.

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The chart below summarizes when a RAC shall enter data into the Data Warehouse.

RAC chooses claim for potential review-automated or complex	RAC inputs claim into the RAC Data Warehouse- If suppressed or excluded RAC stops work on this claim/line number If not suppressed or excluded RAC continues work

COMPLEX REVIEW or PART A automated review

RAC requests a medical record	RAC updates a status record with a medical record request

RAC sends a demand letter or a no demand letter*	RAC updates a status record with the demand letter status, no demand letter status and the date of the demand letter

RAC receives the collection amount from the FI	RAC or FI updates a status record with the overpayment amount

RAC or FI updates a status record with the collection amount

AUTOMATED REVIEW

RAC sends claims to Carrier or DME MAC for adjustment

Carrier or DME MAC inform RAC of overpayment amount	RAC or Carrier/DME MAC updates a status record with the overpayment amount

RAC issues demand letter to provider	RAC or Carrier/DME MAC updates a status record with the demand letter status, demand letter date and account receivable number

RAC receives notification from Carrier or DME MAC concerning collection	RAC or Carrier/DME MAC updates a status record with the collection amount and the collection method

*	For purposes of the RAC Data Warehouse, a Part A informational letter is a demand letter

A status record should also be input upon notification of an appeal.

RAC Data Warehouse Reporting and RAC Invoices

The RAC Data Warehouse is an integral participant in the success of the RAC project. However, the RAC Data Warehouse can only be successful if the data input into it by the RAC is reliable, timely and valid. In order for a RAC voucher to be paid, all supporting information for the voucher shall be in the RAC Data Warehouse, on the RAC invoice and on the listing received from the Medicare contractor (FI, Carrier, DMAC, MAC, DME MAC) If a claim is not listed in all three, the claim will be removed from the invoice and not paid. Repeated occurrences could lead to entire invoices not being paid.

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CMS will utilize the following reports from the RAC Data Warehouse:

Part A

1. A report of all Part A collections for the month

2. A report of all Part A adjustments and appeals for the month

3. A report of all Part A underpayments for the month

1 + 3 - 2 = invoice amount

Part B

1. A report of all Part B collections for the month where offset was used.

2. A report of all Part B collections for the month where a check was received.

3. A report of all Part B adjustments and appeals for the month.

4. A report of all Part B underpayments for the month.

1 + 2 + 4 – 3 = invoice

Once available in the RAC Data Warehouse, these reports will be available to each RAC for download. These reports will be by RAC and by contractor number. The total of all reports for the RAC jurisdiction should equal the RAC invoice. Discrepancies must be notated along with supporting documentation.

Inaccurate Information Input into the RAC Data Warehouse

CMS hires a contractor to maintain and enhance the RAC Data Warehouse. Whenever erroneous files are input into the RAC Data Warehouse, CMS has to pay the contractor by the hour to fix the file. All costs attributed to fixing errors input by the RAC will be absorbed by the RAC. CMS will accomplish this by notifying the RAC and by subtracting that amount from the next invoice.

For example: A RAC uploads a file of 30,000 claims and later realizes that the wrong provider type was input. In order to fix the error, CMS must notify the RAC Data Warehouse maintainer to change the provider type or delete the entire file. If this takes 4 hours to complete and the RAC Data Warehouse maintainer is paid $100 per hour, the next invoice for the RAC will have $400 deducted from it for the cost of the error.

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CMS has instituted this new process to ensure all RACs understand the importance of the RAC Data Warehouse and take due diligence when inputting information into it and to ensure that CMS can accurately budget for the maintenance of the RAC Data Warehouse.

Task 6b Other Systems Created by RAC

The RAC is free to utilize a subsequent system in addition to RAC Data Warehouse provided by CMS. Any subsequent system shall not take the place of the RAC Data Warehouse.

All reports generated from an alternative system shall be converted to Microsoft Excel 2000 prior to submission to the CMS PO.

Task 7 – Administrative and Miscellaneous Issues

A. Administrative Functions

Once the RAC has identified an overpayment, the RAC shall send the debtor written notification as indicated in Task 4A. This notification shall request that the debtor submit payment in full. Payments shall be sent to the appropriate Medicare FI/Carrier/DME MAC/MAC.

B. Separate reporting

The reporting and data collection/analysis or each of the major tasks must be kept separate and submitted in the appropriate format per Task 1.

C. Payment Methodology

All payments shall be paid only on a contingency fee basis and shall be based on the principal amount of the collection or the amount paid back to a provider (underpayment).

Contingency fees:

•	Because interest collected is returned to General Revenue rather than to the Medicare trust funds, a contingency fee shall not be paid on any interest collected.

•	The RAC shall not receive any payments for the identification of the improper payments.

•

The contingency fee will be determined by the overpayments collected without consideration given to the underpayments identified (i.e. without netting out the underpayments against the overpayments.) Underpayments in a claim are counted separately.

•	The RAC shall receive 75% of the agreed upon contingency percentage for

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recovery efforts accomplished through the offset process of a Part A claim (processed by the FISS) by a FI/MAC

•	The RAC shall receive 50% of the agreed upon contingency percentage for any of the following recovery efforts:

•	Recovery efforts accomplished through the offset process by a carrier/DME MAC or a Part B claim by a MAC.

•	Recovery efforts accomplished through Treasury offset or another collection vehicle after the debt is referred to the Department of Treasury.

•

Recoveries made through a self-disclosure made by a provider in result of a prior RAC identified request for medical records or demand letter. Self-disclosed service and time period must be included in the RAC’s project plan.

•

If a provider files an appeal disputing the overpayment determination and the appeal is adjudicated in the provider’s favor at ANY level, the RAC shall repay Medicare the contingency payment for that recovery. Repayment to Medicare will occur on the next applicable invoice.

D. Point of Contact for RAC

The primary point of contact for the RACs shall be the CMS PO or his/her delegate.

E. Data Accessibility

CMS shall provide the RAC with all applicable data files for all claims paid during the specific timeframes of the contract for the appropriate geographic area. The RAC will receive new data updates as they become available. (monthly or quarterly) The data file format, data fields available and user agreements can be found at http://www.cms.hhs.gov/AccesstoDataApplication/www.cms.hhs.gov.

To access data the RAC shall acquire a Medicare Direct Connect Network (MDCN) line. This is a secure line between the RAC and the CMS Data Center. The cost of the MDCN line shall be incurred by the RAC. Anticipated costs range from $1500-$2000 per month. This does not include setup costs. These costs may increase at any time. CMS will provide the applicable points of contact to set up the MDCN line. In addition, the RAC must acquire the appropriate software to enter into the CMS Data Center. Stellant Direct: Connect software is currently being utilized by CMS for this purpose. There is no other alternative software. At this time the price of the Stellant Direct: Connect software is approximately $185,000.00. The RACs are responsible for all costs of the MDCN line and the Stellant Direct: Connect software.

As CMS moves towards utilizing Enterprise Data Centers (EDC) the transmission of data may cease. The RAC may be required to utilize a CMS system in a CMS Data Center to

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retrieve extracts of claims.

The RAC shall pay for any charges associated with the transfer of data. This includes, but is not limited to, cartridges, data communications equipment, lines, messenger service, mail, etc. The RAC shall pay for all charges associated with the storage and processing of any data necessary to accomplish the demonstration. The RAC shall establish and maintain back-up and recovery procedures to meet industry standards. The RAC shall comply with all CMS privacy and security requirements. The RAC shall provide all personal computers, printers and equipment to accomplish the demonstration throughout the contract term.

F. Recalled Cases

CMS may determine that a case or a particular uncollectible debt should be handled by CMS staff and may recall the case/debt for that reason. Should CMS recall a case/debt, the RAC shall immediately stop all activities on the case/debt identified by CMS for recall and return the case/debt and all related information to CMS within one (1) business day of the recall request.

The RAC shall receive no payment, except for monies already recouped, for recalled cases.

A BI PSC or BI Unit of a DME MAC may determine that overpayment identification or recoupment action on a case, provider, and geographic region should cease and may recall the case for that reason. Should the BI PSC/unit recall a case, provider, geographic region, the RAC shall immediately stop all activities on the case identified by the BI PSC/unit for recall. The RAC shall receive no payment, except for monies already recouped for recalled cases.

All requests for recall shall be forwarded to the CMS PO for concurrence. CMS and the BI PSC or BI Unit of a DME MAC shall have a valid reason for the recall of the case. If there is a dispute, the CMS PO shall make the final decision concerning the recall of the case.

G. Case Record Maintenance

The RAC shall maintain a case file for every improper payment that is identified, including documentation of subsequent recovery efforts. This file shall include documentation of all processes followed by the contractor including a copy of all correspondence, including demand letters, a telephone log for all conversations with the provider or other individuals or on behalf of the provider or other debtor, and all collection activities (including certified/registered mail receipts, extended repayment agreements, etc). The case file may be electronic, paper or a combination of both. For electronic files, the case file shall be easily accessible and made available within 48 hours of request. At CMS’s request or no later than fifteen (15) days after contract termination, the RAC shall return to CMS all case files stored in accordance with CMS instructions. Once an improper payment is determined all documentation shall be kept in the case file. The RAC shall not destroy any supporting documentation relating to the identification or

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recovery process.

All case files shall meet the requirements as set by OMB Circular A-130, which can be found at http://www.whitehouse.gov/omb/circulars/a130/a130trans4.html.

H. Recovery Deposits

The demand letters issued by the RAC will instruct debtors to forward their refund checks to the appropriate address at the applicable Medicare contractor (FI/Carrier/DME MAC/MAC). All refund checks shall be payable to the Medicare program. If the RAC receives a refund check, the RAC shall forward the check to the appropriate address. Before forwarding the check, the RAC shall make copies of and otherwise document these payments. A copy shall be included in the appropriate overpayment case file.

I. Support OIG or Other Audits

Should the OIG, CMS or a CMS authorized contractor choose to conduct an audit of the RAC, the RAC shall provide workspace and produce all needed reports and case files within 1 business day of the request.

J. Support Evaluation Contractor

CMS is required to report on the RAC Program annually. To assist with the report, CMS utilizes an independent evaluation contractor. This contractor assists CMS with the analysis of data, completes the provider survey, may assist CMS in monitoring the RACs, and maintains the referral database. Each RAC will have a point of contact for the Evaluation Contractor and each RAC shall assign a point of contact in their organization. At times, the evaluation contractor may request data from each RAC. All requests will be filtered through the CMS PO and should be addressed within 15 days of receipt unless otherwise noted in the request.

K. Public Relations & Outreach

The initial project plan shall include a section covering provider outreach. CMS will announce the use of the RACs in the specified geographic area. All other debtor education and outreach concerning the use of RACs will be the responsibility of the RAC. The RAC shall only educate providers on their business, their purpose and their process. The RACs shall not educate providers on Medicare policy. The CMS PO shall approve all presentations and written information shared with the provider, beneficiary, and/or other debtor communities before use. If requested by CMS, the RACs project manager for the CMS contract, at a minimum, shall attend any provider group or debtor group meetings or congressional staff information sessions where the services provided by the recovery audit contractors are the focus.

The RAC is required by January 01, 2010 to develop and maintain a Medicare RAC webpage to communicate to the provider community helpful information (e.g., who to

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call for an extension, how to customize the address for a medical record request letter). The Medicare information shall appear on pages that are separate and distinct from any other non-Medicare work the RAC may have. The RAC shall obtain prior PO approval for all Medicare webpage content.

L. Quality Assurance

1. Each RAC shall be required to complete a Statement of Auditing Standards No. 70 (SAS 70) Audit. Each RAC shall be responsible for contracting with an independent and certified public accounting (CPA) firm to perform the audit. The CPA firm will ideally have experience in Medicare operations and must have experience performing SAS 70 Type II audits.

CMS control objectives can be found in IOM Pub. 100-6, Chapter 7. CMS will dictate which control objectives will be applicable to the audit. The scope of the audits will be dictated by CMS and will be determined no later than 180 days after award. A final report from the CPA firm must be submitted to CMS by the end of each award year. Any corrective action plan must be submitted to CMS within 45 days of the issuance of the final report.

Additional general information concerning a SAS 70 audit can be found in IOM Pub. 100-6, Chapter 7.

2. At CMS discretion, CMS may perform a contractor performance evaluation. Advance notice may/may not be given. During the evaluation CMS reviewers will work from a prescribed audit protocol, review actual cases and issue a final report. Any finding from the review will require a corrective action plan.

3. At CMS discretion, CMS may contract with an independent contractor to perform an accuracy audit on a RAC’s identifications. At a minimum, this audit would be performed annually.

Task 8 Final Report

The final report shall include a synopsis of the entire contract project. This includes a final report identifying all amounts identified and demanded, all amounts collected and all amounts still outstanding at the end of the demonstration. It shall include a brief listing of all identification methods or other new processes utilized and their success or failure.

The contractor should include any final thoughts on the program, as well as any advantages or disadvantages encountered. From a contractor point of view, the final report should determine if the contract was a success or a failure and provide support for either opinion.

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A final report shall be delivered to the CMS PO in the three formats (paper/electronic) as stated below and in the required “electronic” formats to the fnlrpts@cms.hhs.gov mailbox:

1)	Paper, bound, in the number of copies specified;

2)	Paper, unbound, suitable for use as camera-ready copy;

3)	Electronic, as one file in Portable Document Format (PDF), as one file in Hypertext 200-word abstract/summary of the final report suitable for submission to the National Technical Information Service. Drafts of all documentation shall be provided to CMS approximately four weeks prior to final deliverable due dates unless otherwise agreed to. CMS staff will review materials and provide comments back to the contractor within 2 weeks, thereby allowing 2 additional weeks for the contractor to make any necessary revisions. All data files and programs created under this project shall be the sole property of CMS and provided to CMS upon request in the appropriate format. They shall not be used for any other purpose other than fulfilling the terms of this contract without the express permission of the contracting officer.

SCHEDULE OF DELIVERABLES

The contract awarder shall provide the necessary personnel, materials, equipment, support, and supplies to accomplish the tasks shown below in the specified time. The contract awarder shall complete the evaluation and report to CMS its findings. All work done under this contract shall be performed under the general guidance of the CMS PO subject to the PO’s approval.

Written documents for this project shall be delivered in hard copy to the project officer (2 copies), unless otherwise specified. These documents shall also be delivered to the Project Officer in an electronic version via email. At present, the CMS standard is Microsoft Word 2000 and Microsoft Excel 2000. This is subject to change, and the contractor shall be prepared to submit deliverables in any new CMS standard.

Task Number	Deliverable Number	Deliverable	Due Date (from contract award date)
1.a.	1	Initial Meeting	2 weeks
1.a.	2	Project Plan	4 weeks
1.b.	3	Monthly Conference Calls	Monthly
1.c.	4	Monthly Progress Reports	Monthly
6	5	Financial Report	Monthly
1	6	Vulnerability Report	Monthly
6	7	Training on RAC Data Warehouse	Within 15 days of the start of Task 2
6	8	Case File Transfers	Within 15 days after contract end
9	9	Final Report- Draft	Within 4 weeks of contract end date
9	10	Final Report- Final	Within 8 weeks of contract end date

PAYMENT METHODOLOGY SCALE

1	% When recovery is made through RACs efforts (check sent in by provider in response to demand letters, phone calls...)

2	75% of the contingency fee specified in number 1 above when recovery is made through the offset process by the Medicare fiscal intermediary or MAC (Part A claims only)

3	50% of the contingency fee specified in number 1 above when recovery is made through the offset process by the Medicare carrier/DME MAC/MAC (Part B claims).

4	50% of the contingency fee specified in number 1 above when recovery is made after the debt is referred to the Department of Treasury

5	50% of the contingency fee specified in number 1 when a self-disclosure is made by a provider in result of a prior RAC identified request for medical requests or demand letter/ Self disclosed service and time period must be included in the RAC’s project plan

6	100% of the contingency fee specified in number 1 when an underpayment is identified as a result of automated or complex review. Payment occurs after the FI/Carrier/DME MAC/MAC validates the underpayment and determines the actual amount

7	% When no recovery is made for an overpayment	0%

Appendix 1- Intentionally Left Blank

Appendix 2: Map of Recovery Audit Contract Regions

WD 05-2051 (Rev.-6) was first posted on www.wdol.gov on 06/03/2008

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REGISTER OF WAGE DETERMINATIONS UNDER THE SERVICE CONTRACT ACT By direction of the Secretary of Labor		U.S. DEPARTMENT OF LABOR EMPLOYMENT STANDARDS ADMINISTRATION WAGE AND HOUR DIVISION WASHINGTON D.C. 20210

		Wage Determination No.:	2005-2051
Shirley F. Ebbesen	Division of	Revision No.:	6
Director	Wage Determinations	Date Of Revision:	05/29/2008

State: California

Area: California Counties of Alameda, Contra Costa

**Fringe Benefits Required Follow the Occupational Listing**

OCCUPATION CODE - TITLE	MINIMUM WAGE RATE
01000 - Administrative Support And Clerical Occupations
01011 - Accounting Clerk I	16.51
01012 - Accounting Clerk II	18.53
01013 - Accounting Clerk III	20.73
01020 - Administrative Assistant	30.87
01040 - Court Reporter	23.40
01051 - Data Entry Operator I	15.38
01052 - Data Entry Operator II	16.78
01060 - Dispatcher, Motor Vehicle	27.77
01070 - Document Preparation Clerk	15.37
01090 - Duplicating Machine Operator	15.37
01111 - General Clerk I	15.87
01112 - General Clerk II	17.31
01113 - General Clerk III	19.97
01120 - Housing Referral Assistant	27.33
01141 - Messenger Courier	12.84
01191 - Order Clerk I	15.60
01192 - Order Clerk II	17.02
01261 - Personnel Assistant (Employment) I	18.18
01262 - Personnel Assistant (Employment) II	20.40
01263 - Personnel Assistant (Employment) III	22.74
01270 - Production Control Clerk	26.31
01280 - Receptionist	17.21
01290 - Rental Clerk	18.47
01300 - Scheduler, Maintenance	21.86
01311 - Secretary I	21.86
01312 - Secretary II	24.46
01313 - Secretary III	27.33
01320 - Service Order Dispatcher	23.12
01410 - Supply Technician	30.87
01420 - Survey Worker	21.87
01531 - Travel Clerk I	15.41
01532 - Travel Clerk II	17.34
01533 - Travel Clerk III	19.53

01611 - Word Processor I	19.77
01612 - Word Processor II	22.19
01613 - Word Processor III	24.83
05000 - Automotive Service Occupations
05005 - Automobile Body Repairer, Fiberglass	23.88
05010 - Automotive Electrician	24.95
05040 - Automotive Glass Installer	21.76
05070 - Automotive Worker	24.96
05110 - Mobile Equipment Servicer	21.71
05130 - Motor Equipment Metal Mechanic	26.06
05160 - Motor Equipment Metal Worker	23.84
05190 - Motor Vehicle Mechanic	26.07
05220 - Motor Vehicle Mechanic Helper	20.54
05250 - Motor Vehicle Upholstery Worker	22.78
05280 - Motor Vehicle Wrecker	23.84
05310 - Painter, Automotive	24.96
05340 - Radiator Repair Specialist	23.84
05370 - Tire Repairer	17.31
05400 - Transmission Repair Specialist	26.07
07000 - Food Preparation And Service Occupations
07010 - Baker	15.83
07041 - Cook I	14.96
07042 - Cook II	16.46
07070 - Dishwasher	11.28
07130 - Food Service Worker	10.79
07210 - Meat Cutter	16.36
07260 - Waiter/Waitress	11.39
09000 - Furniture Maintenance And Repair Occupations
09010 - Electrostatic Spray Painter	21.13
09040 - Furniture Handler	15.26
09080 - Furniture Refinisher	21.13
09090 - Furniture Refinisher Helper	17.41
09110 - Furniture Repairer, Minor	19.28
09130 - Upholsterer	21.15
11000 - General Services And Support Occupations
11030 - Cleaner, Vehicles	12.00
11060 - Elevator Operator	12.62
11090 - Gardener	23.78
11122 - Housekeeping Aide	14.40
11150 - Janitor	14.89
11210 - Laborer, Grounds Maintenance	18.29
11240 - Maid or Houseman	12.80
11260 - Pruner	17.19
11270 - Tractor Operator	21.58
11330 - Trail Maintenance Worker	18.29
11360 - Window Cleaner	15.05
12000 - Health Occupations
12010 - Ambulance Driver	19.41
12011 - Breath Alcohol Technician	19.41
12012 - Certified Occupational Therapist Assistant	24.15
12015 - Certified Physical Therapist Assistant	26.89
12020 - Dental Assistant	20.83
12025 - Dental Hygienist	42.45
12030 - EKG Technician	27.59
12035 - Electroneurodiagnostic Technologist	27.59
12040 - Emergency Medical Technician	19.41
12071 - Licensed Practical Nurse I	22.39

12072 - Licensed Practical Nurse II	25.05
12073 - Licensed Practical Nurse III	27.92
12100 - Medical Assistant	18.25
12130 - Medical Laboratory Technician	21.41
12160 - Medical Record Clerk	18.61
12190 - Medical Record Technician	20.70
12195 - Medical Transcriptionist	20.00
12210 - Nuclear Medicine Technologist	40.69
12221 - Nursing Assistant I	12.93
12222 - Nursing Assistant II	14.53
12223 - Nursing Assistant III	15.85
12224 - Nursing Assistant IV	17.79
12235 - Optical Dispenser	18.02
12236 - Optical Technician	15.61
12250 - Pharmacy Technician	21.69
12280 - Phlebotomist	17.79
12305 - Radiologic Technologist	34.09
12311 - Registered Nurse I	37.31
12312 - Registered Nurse II	48.61
12313 - Registered Nurse II, Specialist	48.61
12314 - Registered Nurse III	58.53
12315 - Registered Nurse III, Anesthetist	58.53
12316 - Registered Nurse IV	67.34
12317 - Scheduler (Drug and Alcohol Testing)	30.93
13000 - Information And Arts Occupations
13011 - Exhibits Specialist I	23.14
13012 - Exhibits Specialist II	28.23
13013 - Exhibits Specialist III	34.53
13041 - Illustrator I	22.70
13042 - Illustrator II	28.12
13043 - Illustrator III	34.39
13047 - Librarian	35.64
13050 - Library Aide/Clerk	20.80
13054 - Library Information Technology Systems Administrator	28.12
13058 - Library Technician	22.31
13061 - Media Specialist I	19.73
13062 - Media Specialist II	22.08
13063 - Media Specialist III	24.63
13071 - Photographer I	20.39
13072 - Photographer II	22.81
13073 - Photographer III	28.23
13074 - Photographer IV	34.56
13075 - Photographer V	39.08
13110 - Video Teleconference Technician	20.48
14000 - Information Technology Occupations
14041 - Computer Operator I	19.57
14042 - Computer Operator II	21.89
14043 - Computer Operator III	24.40
14044 - Computer Operator IV	27.12
14045 - Computer Operator V	27.62
14071 - Computer Programmer I (1)	24.08
14072 - Computer Programmer II (1)
14073 - Computer Programmer III (1)
14074 - Computer Programmer IV (1)
14101 - Computer Systems Analyst I (1)
14102 - Computer Systems Analyst II (1)
14103 - Computer Systems Analyst III (1)

14150 - Peripheral Equipment Operator	19.57
14160 - Personal Computer Support Technician	27.12
15000 - Instructional Occupations
15010 - Aircrew Training Devices Instructor (Non-Rated)	36.76
15020 - Aircrew Training Devices Instructor (Rated)	44.48
15030 - Air Crew Training Devices Instructor (Pilot)	48.93
15050 - Computer Based Training Specialist / Instructor	36.97
15060 - Educational Technologist	29.44
15070 - Flight Instructor (Pilot)	48.93
15080 - Graphic Artist	28.27
15090 - Technical Instructor	23.75
15095 - Technical Instructor/Course Developer	31.25
15110 - Test Proctor	22.20
15120 - Tutor	22.20
16000 - Laundry, Dry-Cleaning, Pressing And Related Occupations
16010 - Assembler	10.71
16030 - Counter Attendant	10.71
16040 - Dry Cleaner	14.57
16070 - Finisher, Flatwork, Machine	10.71
16090 - Presser, Hand	10.71
16110 - Presser, Machine, Drycleaning	10.71
16130 - Presser, Machine, Shirts	10.71
16160 - Presser, Machine, Wearing Apparel, Laundry	10.71
16190 - Sewing Machine Operator	15.86
16220 - Tailor	17.13
16250 - Washer, Machine	12.01
19000 - Machine Tool Operation And Repair Occupations
19010 - Machine-Tool Operator (Tool Room)	20.60
19040 - Tool And Die Maker	26.40
21000 - Materials Handling And Packing Occupations
21020 - Forklift Operator	17.78
21030 - Material Coordinator	24.12
21040 - Material Expediter	24.12
21050 - Material Handling Laborer	16.69
21071 - Order Filler	14.31
21080 - Production Line Worker (Food Processing)	17.78
21110 - Shipping Packer	17.51
21130 - Shipping/Receiving Clerk	17.51
21140 - Store Worker I	13.65
21150 - Stock Clerk	18.78
21210 - Tools And Parts Attendant	17.78
21410 - Warehouse Specialist	17.78
23000 - Mechanics And Maintenance And Repair Occupations
23010 - Aerospace Structural Welder	28.00
23021 - Aircraft Mechanic I	26.64
23022 - Aircraft Mechanic II	28.00
23023 - Aircraft Mechanic III	29.18
23040 - Aircraft Mechanic Helper	20.30
23050 - Aircraft, Painter	25.26
23060 - Aircraft Servicer	23.25
23080 - Aircraft Worker	24.65
23110 - Appliance Mechanic	24.30
23120 - Bicycle Repairer	16.15
23125 - Cable Splicer	26.64
23130 - Carpenter, Maintenance	26.08
23140 - Carpet Layer	25.09
23160 - Electrician, Maintenance	33.84

23181 - Electronics Technician Maintenance I	26.25
23182 - Electronics Technician Maintenance II	27.92
23183 - Electronics Technician Maintenance III	31.21
23260 - Fabric Worker	23.48
23290 - Fire Alarm System Mechanic	24.69
23310 - Fire Extinguisher Repairer	21.06
23311 - Fuel Distribution System Mechanic	29.61
23312 - Fuel Distribution System Operator	23.97
23370 - General Maintenance Worker	21.74
23380 - Ground Support Equipment Mechanic	26.64
23381 - Ground Support Equipment Servicer	23.25
23382 - Ground Support Equipment Worker	24.65
23391 - Gunsmith I	21.06
23392 - Gunsmith II	23.90
23393 - Gunsmith III	26.64
23410 - Heating, Ventilation And Air-Conditioning Mechanic	23.50
23411 - Heating, Ventilation And Air Contditioning Mechanic (Research Facility)	24.70
23430 - Heavy Equipment Mechanic	27.79
23440 - Heavy Equipment Operator	30.35
23460 - Instrument Mechanic	29.30
23465 - Laboratory/Shelter Mechanic	25.26
23470 - Laborer	16.00
23510 - Locksmith	23.20
23530 - Machinery Maintenance Mechanic	25.71
23550 - Machinist, Maintenance	27.28
23580 - Maintenance Trades Helper	17.19
23591 - Metrology Technician I	29.30
23592 - Metrology Technician II	30.79
23593 - Metrology Technician III	32.10
23640 - Millwright	31.60
23710 - Office Appliance Repairer	23.42
23760 - Painter, Maintenance	21.03
23790 - Pipefitter, Maintenance	29.92
23810 - Plumber, Maintenance	28.66
23820 - Pneudraulic Systems Mechanic	26.64
23850 - Rigger	28.40
23870 - Scale Mechanic	23.90
23890 - Sheet-Metal Worker, Maintenance	26.24
23910 - Small Engine Mechanic	20.20
23931 - Telecommunications Mechanic I	27.61
23932 - Telecommunications Mechanic II	29.02
23950 - Telephone Lineman	24.02
23960 - Welder, Combination, Maintenance	24.28
23965 - Well Driller	28.30
23970 - Woodcraft Worker	26.64
23980 - Woodworker	18.39
24000 - Personal Needs Occupations
24570 - Child Care Attendant	12.84
24580 - Child Care Center Clerk	14.32
24610 - Chore Aide	11.10
24620 - Family Readiness And Support Services Coordinator	16.68
24630 - Homemaker	14.86
25000 - Plant And System Operations Occupations
25010 - Boiler Tender	36.51
25040 - Sewage Plant Operator	30.20

25070 - Stationary Engineer	36.51
25190 - Ventilation Equipment Tender	26.66
25210 - Water Treatment Plant Operator	30.20
27000 - Protective Service Occupations
27004 - Alarm Monitor	27.16
27007 - Baggage Inspector	13.29
27008 - Corrections Officer	31.73
27010 - Court Security Officer	35.30
27030 - Detection Dog Handler	27.91
27040 - Detention Officer	32.37
27070 - Firefighter	31.83
27101 - Guard I	13.29
27102 - Guard II	27.91
27131 - Police Officer I	38.76
27132 - Police Officer II	43.08
28000 - Recreation Occupations
28041 - Carnival Equipment Operator	13.91
28042 - Carnival Equipment Repairer	16.16
28043 - Carnival Equpment Worker	10.77
28210 - Gate Attendant/Gate Tender	14.91
28310 - Lifeguard	12.37
28350 - Park Attendant (Aide)	16.68
28510 - Recreation Aide/Health Facility Attendant	12.85
28515 - Recreation Specialist	14.41
28630 - Sports Official	13.28
28690 - Swimming Pool Operator	21.68
29000 - Stevedoring/Longshoremen Occupational Services
29010 - Blocker And Bracer	25.23
29020 - Hatch Tender	25.23
29030 - Line Handler	25.23
29041 - Stevedore I	23.78
29042 - Stevedore II	26.66
30000 - Technical Occupations
30010 - Air Traffic Control Specialist, Center (HFO) (2)	39.76
30011 - Air Traffic Control Specialist, Station (HFO) (2)	27.42
30012 - Air Traffic Control Specialist, Terminal (HFO) (2)	30.20
30021 - Archeological Technician I	20.82
30022 - Archeological Technician II	24.03
30023 - Archeological Technician III	32.40
30030 - Cartographic Technician	32.40
30040 - Civil Engineering Technician	27.49
30061 - Drafter/CAD Operator I	23.68
30062 - Drafter/CAD Operator II	26.16
30063 - Drafter/CAD Operator III	29.15
30064 - Drafter/CAD Operator IV	35.88
30081 - Engineering Technician I	17.78
30082 - Engineering Technician II	19.96
30083 - Engineering Technician III	22.33
30084 - Engineering Technician IV	27.66
30085 - Engineering Technician V	33.83
30086 - Engineering Technician VI	40.94
30090 - Environmental Technician	27.14
30210 - Laboratory Technician	23.27
30240 - Mathematical Technician	32.40
30361 - Paralegal/Legal Assistant I	22.78
30362 - Paralegal/Legal Assistant II	28.23
30363 - Paralegal/Legal Assistant III	34.53

30364 - Paralegal/Legal Assistant IV	41.78
30390 - Photo-Optics Technician	32.40
30461 - Technical Writer I	25.89
30462 - Technical Writer II	32.03
30463 - Technical Writer III	38.31
30491 - Unexploded Ordnance (UXO) Technician I	25.27
30492 - Unexploded Ordnance (UXO) Technician II	30.58
30493 - Unexploded Ordnance (UXO) Technician III	36.65
30494 - Unexploded (UXO) Safety Escort	25.27
30495 - Unexploded (UXO) Sweep Personnel	25.27
30620 - Weather Observer, Combined Upper Air Or Surface Programs (2)	22.99
30621 - Weather Observer, Senior (2)	25.54
31000 - Transportation/Mobile Equipment Operation Occupations
31020 - Bus Aide	14.41
31030 - Bus Driver	20.03
31043 - Driver Courier	16.15
31260 - Parking and Lot Attendant	11.62
31290 - Shuttle Bus Driver	17.48
31310 - Taxi Driver	13.08
31361 - Truckdriver, Light	17.48
31362 - Truckdriver, Medium	20.20
31363 - Truckdriver, Heavy	20.70
31364 - Truckdriver, Tractor-Trailer	20.70
99000 - Miscellaneous Occupations
99030 - Cashier	12.06
99050 - Desk Clerk	12.77
99095 - Embalmer	23.54
99251 - Laboratory Animal Caretaker I	13.11
99252 - Laboratory Animal Caretaker II	14.20
99310 - Mortician	26.82
99410 - Pest Controller	18.10
99510 - Photofinishing Worker	14.25
99710 - Recycling Laborer	24.32
99711 - Recycling Specialist	27.68
99730 - Refuse Collector	21.87
99810 - Sales Clerk	14.36
99820 - School Crossing Guard	12.89
99830 - Survey Party Chief	31.16
99831 - Surveying Aide	18.98
99832 - Surveying Technician	27.62
99840 - Vending Machine Attendant	16.67
99841 - Vending Machine Repairer	19.22
99842 - Vending Machine Repairer Helper	16.67

ALL OCCUPATIONS LISTED ABOVE RECEIVE THE FOLLOWING BENEFITS:

HEALTH & WELFARE: $3.24 per hour or $129.60 per week or $561.60 per month

VACATION: 2 weeks paid vacation after 1 year of service with a contractor or successor; 3 weeks after 5 years, 4 weeks after 15 years, and 5 weeks after 25 years. Length of service includes the whole span of continuous service with the present contractor or successor, wherever employed, and with the predecessor contractors in the performance of similar work at the same Federal facility. (Reg. 29 CFR 4.173)

HOLIDAYS: A minimum of ten paid holidays per year, New Year’s Day, Martin Luther King Jr’s Birthday, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans’ Day, Thanksgiving Day, and Christmas Day. (A contractor may substitute for any of the named holidays another day off with pay in accordance with a plan communicated to the employees involved.) (See 29 CFR 4174)

THE OCCUPATIONS WHICH HAVE PARENTHESES AFTER THEM RECEIVE THE FOLLOWING BENEFITS (as numbered):

1) Under the SCA at section 8(b), this wage determination does not apply to any employee who individually qualifies as a bona fide executive, administrative, or professional employee as defined in 29 C.F.R. Part 541. Because most Computer System Analysts and Computer Programmers who are compensated at a rate not less than $27.63 (or on a salary or fee basis at a rate not less than $455 per week) an hour would likely qualify as exempt computer professionals, (29 C.F.R. 541.400) wage rates may not be listed on this wage determination for all occupations within those job families. In addition, because this wage determination may not list a wage rate for some or all occupations within those job families if the survey data indicates that the prevailing wage rate for the occupation equals or exceeds $27.63 per hour conformances may be necessary for certain nonexempt employees. For example, if an individual employee is nonexempt but nevertheless performs duties within the scope of one of the Computer Systems Analyst or Computer Programmer occupations for which this wage determination does not specify an SCA wage rate, then the wage rate for that employee must be conformed in accordance with the conformance procedures described in the conformance note included on this wage determination.

Additionally, because job titles vary widely and change quickly in the computer industry, job titles are not determinative of the application of the computer professional exemption. Therefore, the exemption applies only to computer employees who satisfy the compensation requirements and whose primary duty consists of:

(1) The application of systems analysis techniques and procedures, including consulting with users, to determine hardware, software or system functional specifications;

(2) The design, development, documentation, analysis, creation, testing or modification of computer systems or programs, including prototypes, based on and related to user or system design specifications;

(3) The design, documentation, testing, creation or modification of computer programs related to machine operating systems; or

(4) A combination of the aforementioned duties, the performance of which requires the same level of skills. (29 C.F.R. 541.400).

2) AIR TRAFFIC CONTROLLERS AND WEATHER OBSERVERS - NIGHT PAY & SUNDAY PAY: If you work at night as part of a regular tour of duty, you will earn a night differential and receive an additional 10% of basic pay for any hours worked between 6pm and 6am. If you are a full-time employed (40 hours a week) and Sunday is part of your regularly scheduled workweek, you are paid at your rate of basic pay plus a Sunday premium of 25% of your basic rate for each hour of Sunday work which is not overtime (i.e. occasional work on Sunday outside the normal tour of duty is considered overtime work).

HAZARDOUS PAY DIFFERENTIAL: An 8 percent differential is applicable to employees employed in a position that represents a high degree of hazard when working with or in close proximity to ordinance, explosives, and incendiary materials. This includes work such as screening, blending, dying, mixing, and pressing of sensitive ordance, explosives, and pyrotechnic compositions such as lead azide, black powder and photoflash powder. All dry-house activities involving propellants or explosives. Demilitarization, modification, renovation, demolition, and maintenance operations on sensitive ordnance, explosives and incendiary materials. All operations involving regrading and cleaning of artillery ranges.

A 4 percent differential is applicable to employees employed in a position that represents a low degree of hazard when working with, or in close proximity to ordance, (or employees possibly adjacent to) explosives and incendiary materials which involves potential injury such as laceration of hands, face, or arms of the employee engaged in the operation, irritation of the skin, minor burns and the like; minimal damage to immediate or adjacent work area or equipment being used. All operations involving, unloading, storage, and hauling of ordance, explosive, and incendiary ordnance material other than small arms ammunition. These differentials are only applicable to work that has been specifically designated by the agency for ordance, explosives, and incendiary material differential pay.

** UNIFORM ALLOWANCE **

If employees are required to wear uniforms in the performance of this contract (either by the terms of the Government contract, by the employer, by the state or local law, etc.), the cost of furnishing such uniforms and maintaining (by laundering or dry cleaning) such uniforms is an expense that may not be borne by an employee where such cost reduces the hourly rate below that required by the wage determination. The Department of Labor will accept payment in accordance with the following standards as compliance:

The contractor or subcontractor is required to furnish all employees with an adequate number of uniforms without cost or to reimburse employees for the actual cost of the uniforms. In addition, where uniform cleaning and maintenance is made the responsibility of the employee, all contractors and subcontractors subject to this wage determination shall (in the absence of a bona fide collective bargaining agreement providing for a different amount, or the furnishing of contrary affirmative proof as to the actual cost), reimburse all employees for such cleaning and maintenance at a rate of $3.35 per week (or $.67 cents per day). However, in those instances where the uniforms furnished are made of “wash and wear” materials, may be routinely washed and dried with other personal garments, and do not require any special treatment such as dry cleaning, daily washing, or commercial laundering in order to meet the cleanliness or appearance standards set by the terms of the Government contract, by the contractor, by law, or by the nature of the work, there is no requirement that employees be reimbursed for uniform maintenance costs.

The duties of employees under job titles listed are those described in the “Service Contract Act Directory of Occupations”, Fifth Edition, April 2006, unless otherwise indicated. Copies of the Directory are available on the Internet. A links to the Directory may be found on the WHD home page at http://www.dol.gov/esa/whd/ or through the Wage Determinations On-Line (WDOL) Web site at http://wdol.gov/.

REQUEST FOR AUTHORIZATION OF ADDITIONAL CLASSIFICATION AND WAGE RATE {Standard Form 1444 (SF 1444)}

Conformance Process:

The contracting officer shall require that any class of service employee which is not listed herein and which is to be employed under the contract (i.e., the work to be performed is not performed by any classification listed in the wage determination), be classified by the contractor so as to provide a reasonable relationship (i.e., appropriate level of skill comparison) between such unlisted classifications and the classifications listed in the wage determination. Such conformed classes of employees shall be paid the monetary wages and furnished the fringe benefits as are determined. Such conforming process shall be initiated by the contractor prior to the performance of contract work by such unlisted class(es) of employees. The conformed classification, wage rate, and/or fringe benefits shall be retroactive to the commencement date of the contract. {See Section 4.6 (C)(vi)} When multiple wage determinations are included in a contract, a separate SF 1444 should be prepared for each wage determination to which a class(es) is to be conformed.

The process for preparing a conformance request is as follows:

1) When preparing the bid, the contractor identifies the need for a conformed occupation) and computes a proposed rate).

2) After contract award, the contractor prepares a written report listing in order proposed classification title), a Federal grade equivalency (FGE) for each proposed classification), job description), and rationale for proposed wage rate), including information regarding the agreement or disagreement of the authorized representative of the employees involved, or where there is no authorized representative, the employees themselves. This report should be submitted to the contracting officer no later than 30 days after such unlisted class(es) of employees performs any contract work.

3) The contracting officer reviews the proposed action and promptly submits a report of the action, together with the agency’s recommendations and pertinent information including the position of the contractor and the employees, to the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, for review. (See section 4.6(b)(2) of Regulations 29 CFR Part 4).

4) Within 30 days of receipt, the Wage and Hour Division approves, modifies, or disapproves the action via transmittal to the agency contracting officer, or notifies the contracting officer that additional time will be required to process the request.

5) The contracting officer transmits the Wage and Hour decision to the contractor.

6) The contractor informs the affected employees.

Information required by the Regulations must be submitted on SF 1444 or bond paper.

When preparing a conformance request, the “Service Contract Act Directory of Occupations” (the Directory) should be used to compare job definitions to insure that duties requested are not performed by a classification already listed in the wage determination. Remember, it is not the job title, but the required tasks that determine whether a class is included in an established wage determination. Conformances may not be used to artificially split, combine, or subdivide classifications listed in the wage determination.